Exhibit 10.2

EXECUTION VERSION 753507386 23738694 SALE AND SERVICING AGREEMENT by and among ACM AUTO TRUST 2023 - 2, as Issuer ACM FUNDING, LLC, as Seller AMERICA’S CAR MART, INC., as Servicer and WILMINGTON TRUST, NATIONAL ASSOCIATION, as Indenture Trustee, Backup Servicer, Calculation Agent and Paying Agent Dated as of July 6, 2023

TABLE OF CONTENTS

		Page
ARTICLE I DEFINITIONS AND USAGE		1
SECTION 1.1	Definitions	1
SECTION 1.2	Other Interpretive Provisions	1
ARTICLE II CONVEYANCE OF TRANSFERRED ASSETS		2
SECTION 2.1	Conveyance of Transferred Assets	2
SECTION 2.2	Custody of Receivable Files.	2
ARTICLE III ADMINISTRATION AND SERVICING OF RECEIVABLES AND TRUST PROPERTY		4
SECTION 3.1	Duties of Servicer	4
SECTION 3.2	Collection of Receivable Payments.	6
SECTION 3.3	Repossession of Financed Vehicles; Sales of Deficiency Balances	7
SECTION 3.4	Maintenance of Security Interests in Financed Vehicles	8
SECTION 3.5	Covenants of Servicer	8
SECTION 3.6	Purchase of Receivables Upon Breach	8
SECTION 3.7	Servicing Fee	9
SECTION 3.8	Monthly Data File	9
SECTION 3.9	Annual Officer's Certificate; Notice of Servicer Replacement Event.	9
SECTION 3.10	Servicer Expenses	10
SECTION 3.11	Exchange Act Filings	10
SECTION 3.12	Calculation Agent	10
ARTICLE IV DISTRIBUTIONS; ACCOUNTS STATEMENTS TO THE CERTIFICATEHOLDERS AND THE NOTEHOLDERS		10
SECTION 4.1	Establishment of Accounts.	10
SECTION 4.2	Remittances	14
SECTION 4.3	Additional Deposits and Payments.	14
SECTION 4.4	Distributions	15
SECTION 4.5	Net Deposits	16
SECTION 4.6	Statements to Noteholders and Certificateholders	16
SECTION 4.7	No Duty to Confirm	18
ARTICLE V THE SELLER		18
SECTION 5.1	Representations and Warranties of Seller	18
SECTION 5.2	Liability of Seller; Indemnities	20
SECTION 5.3	Merger or Consolidation of, or Assumption of the Obligations of, Seller	21
SECTION 5.4	Limitation on Liability of Seller and Others	21
SECTION 5.5	Seller May Own Notes	22
SECTION 5.6	Compliance with Organizational Documents	22

753507386 23738694 i *Sale and Servicing Agreement (ACMAT 2023-2)*

TABLE OF CONTENTS
(continued)

		Page
ARTICLE VI THE SERVICER		22
SECTION 6.1	Representations of Servicer	22
SECTION 6.2	Indemnities of Servicer	23
SECTION 6.3	Merger or Consolidation of, or Assumption of the Obligations of, Servicer	25
SECTION 6.4	Limitation on Liability of Servicer and Others.	25
SECTION 6.5	Delegation of Duties	26
SECTION 6.6	America's Car Mart Servicing Not to Resign as Servicer	26
SECTION 6.7	Servicer May Own Notes	26
ARTICLE VII TERMINATION OF SERVICER		26
SECTION 7.1	Termination and Replacement of Servicer.	26
SECTION 7.2	Notification to Noteholders	28
SECTION 7.3	Limitation of Liability of Successor Servicer	28
SECTION 7.4	Reliance on Work Product	29
SECTION 7.5	Initial Servicer's Agent	30
ARTICLE VIII CLEAN-UP CALL		30
SECTION 8.1	Clean-Up Call by Servicer	30
ARTICLE IX MISCELLANEOUS PROVISIONS		31
SECTION 9.1	Amendment	31
SECTION 9.2	Protection of Title.	32
SECTION 9.3	Other Liens or Interests	33
SECTION 9.4	Transfers Intended as Sale; Security Interest.	34
SECTION 9.5	Information Requests	34
SECTION 9.6	Notices, Etc	35
SECTION 9.7	Choice of Law	35
SECTION 9.8	Headings	35
SECTION 9.9	Counterparts and Electronic Signature	35
SECTION 9.10	Waivers	36
SECTION 9.11	Entire Agreement	36
SECTION 9.12	Severability of Provisions	36
SECTION 9.13	Binding Effect	36
SECTION 9.14	Acknowledgment and Agreement	36
SECTION 9.15	Cumulative Remedies	36
SECTION 9.16	Nonpetition Covenant	36
SECTION 9.17	Submission to Jurisdiction; Waiver of Jury Trial	37
SECTION 9.18	Limitation of Liability	37
SECTION 9.19	Third-Party Beneficiaries	38
SECTION 9.20	Information to Be Provided by the Indenture Trustee	38

753507386 23738694

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Sale and Servicing Agreement (ACMAT 2023-2)

753507386 23738694 iii Sale and Servicing Agreement (ACMAT 2023 - 2) TABLE OF CONTENTS (continued) Page Schedule I Notice Addresses .................................................................................................. I - 1 Exhibit A Form of Assignment pursuant to Sale and Servicing Agreement....................... A - 1 Exhibit B Perfection Representations, Warranties and Covenants ......................................B - 1 Exhibit C Monthly Data File ................................................................................................C - 1 Appendix A Definitions

753507386 23738694 Sale and Servicing Agreement (ACMAT 2023 - 2) SALE AND SERVICING AGREEMENT, is made and entered into as of July 6, 2023 (as amended, restated, supplemented or otherwise modified and in effect from time to time, this “ Agreement ”), by and among ACM AUTO TRUST 2023 - 2, a Delaware statutory trust (the “ Issuer ”), ACM FUNDING, LLC, a Delaware limited liability company, as seller (the “ Seller ”), AMERICA’S CAR MART, INC., an Arkansas corporation (“ America’s Car Mart ”), as servicer (in such capacity, the “ Servicer ”) and WILMINGTON TRUST, NATIONAL ASSOCIATION, a national banking association, as indenture trustee (in such capacity, the “ Indenture Trustee ”), as backup servicer (in such capacity, the “ Backup Servicer ”), as paying agent (in such capacity, the “ Paying Agent ”) and as calculation agent (in such capacity, the “ Calculation Agent ”). WHEREAS, the Issuer desires to purchase from the Seller a portfolio of motor vehicle receivables, including motor vehicle retail installment sales contracts that are secured by used automobiles, light - duty trucks, SUVs and vans ; WHEREAS, the Seller is willing to sell such portfolio of motor vehicle receivables and related property to the Issuer ; and WHEREAS, America’s Car Mart is willing to service such motor vehicle receivables and related property on behalf of the Issuer; NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows: ARTICLE I DEFINITIONS AND USAGE SECTION 1.1 Definitions . Except as otherwise defined herein or as the context may otherwise require, capitalized terms used but not otherwise defined herein are defined in Appendix A hereto, which also contains rules as to usage that are applicable herein. Other Interpretive Provisions . For purposes of this Agreement, unless the context otherwise requires: (a) accounting terms not otherwise defined in this Agreement, and accounting terms partly defined in this Agreement to the extent not defined, shall have the respective meanings given to them under GAAP (provided that, to the extent that the definitions in this Agreement and GAAP conflict, the definitions in this Agreement shall control); (b) terms defined in Article 9 of the UCC as in effect in the relevant jurisdiction and not otherwise defined in this Agreement are used as defined in that Article; (c) the words “hereof,” “herein” and “hereunder” and words of similar import refer to this Agreement as a whole and not to any particular provision of this Agreement; (d) references to any Article, Section, Schedule, Appendix or Exhibit are references to Articles, Sections, Schedules, Appendices and Exhibits in or to this Agreement and references to any paragraph, subsection, clause or other subdivision within any Section or definition refer to such paragraph, subsection, clause or other subdivision of such Section or definition; (e) the term “including” and all variations thereof means “including without limitation”; (f) except as otherwise expressly provided herein, references to any law or regulation refer to that law or regulation as amended from time to time and include any successor law or regulation; (g) references to any Person include that Person’s successors and assigns; and (h) headings are for

753507386 23738694 2 Sale and Servicing Agreement (ACMAT 2023 - 2) purposes of reference only and shall not otherwise affect the meaning or interpretation of any provision hereof. ARTICLE II CONVEYANCE OF TRANSFERRED ASSETS SECTION 2.1 Conveyance of Transferred Assets . In consideration of the Issuer’s sale and delivery to, or upon the order of, the Seller of all of the Notes and the Certificate on the Closing Date, the Seller does hereby irrevocably sell, transfer, assign, contribute and otherwise convey to the Issuer without recourse (subject to the obligations herein) all right, title and interest of the Seller, whether now owned or hereafter acquired, in, to and under the Transferred Assets, as evidenced by an assignment substantially in the form of Exhibit A delivered on the Closing Date. The sale, transfer, assignment and conveyance made hereunder does not constitute and is not intended to result in an assumption by the Issuer of any obligation of the Seller or the Originators to the Obligors, insurers or any other Person in connection with the Receivables or the other assets and properties conveyed hereunder or any agreement, document or instrument related thereto. SECTION 2.2 Custody of Receivable Files . (a) Custody . The Issuer and the Indenture Trustee, not in its individual capacity but solely as Indenture Trustee, upon the execution and delivery of this Agreement, hereby revocably appoint the Servicer, and the Servicer hereby accepts such appointment, to act as the agent of the Issuer and the Indenture Trustee as custodian of the Receivable Files, which are hereby or will hereby be constructively delivered to the Indenture Trustee (or its agent or designee), as pledgee of the Issuer pursuant to the Indenture. “ Receivable File ” means, with respect to each Receivable, the following documents or instruments (but only to the extent applicable to such Receivable), which may be held in tangible paper form or electronic form: (i) the fully executed original related to such Receivable, including any written amendments or extensions thereto; (ii) the original Certificate of Title or, if not yet received, evidence that an application therefor has been submitted with the appropriate authority or the applicable document (electronic or otherwise, as used in the applicable jurisdiction) that the Servicer keeps on file, in accordance with its Customary Servicing Practices, evidencing the security interest of the Originator in the Financed Vehicle; and (iii) any and all other documents that the applicable Originator, the Servicer or the Seller keeps on file, in accordance with its Customary Servicing Practices, relating to a Receivable, an Obligor or a Financed Vehicle. (b) Safekeeping . The Servicer, in its capacity as custodian, shall hold the Receivable Files for the benefit of the Issuer and the Indenture Trustee, as pledgee of the Issuer. In performing its duties as custodian, the Servicer shall act in accordance with its Customary Servicing Practices. The Servicer will promptly report to the Issuer and the Indenture Trustee

753507386 23738694 3 Sale and Servicing Agreement (ACMAT 2023 - 2) any failure on its part to hold a material portion of the Receivable Files or to maintain its accounts, records, and computer systems as herein provided and shall promptly take appropriate action to remedy any such failure. Nothing herein will be deemed to require an initial review or any periodic review by the Issuer or the Indenture Trustee of the Receivable Files. The Servicer may, in accordance with its Customary Servicing Practices: (i) maintain all or a portion of the Receivable Files in electronic form and (ii) maintain custody of all or any portion of the Receivable Files with one or more of its agents or designees. (c) Maintenance of and Access to Records . The Servicer will maintain each Receivable File in the United States (it being understood that the Receivable Files, or any part thereof, may be maintained at the offices of any Person to whom the Servicer has delegated responsibilities in accordance with Section 6.5 ). The Servicer will make available to the Issuer and the Indenture Trustee or their duly authorized representatives, attorneys or auditors a list of locations of the Receivable Files upon request. The Servicer will provide access to the Receivable Files, and the related accounts records, and computer systems maintained by the Servicer at such times as the Issuer or the Indenture Trustee direct, but only upon reasonable notice and during the normal business hours at the respective offices of the Servicer. (d) Release of Documents . Upon written instructions from the Indenture Trustee, the Servicer will release or cause to be released any document in the Receivable Files to the Indenture Trustee, the Indenture Trustee’s agent or the Indenture Trustee’s designee, as the case may be, at such place or places as the Indenture Trustee may designate, as soon thereafter as is practicable. Any document so released will be handled by the Indenture Trustee, its agent or designee, as the case may be, with reasonable care and returned to the Servicer for safekeeping as soon as the Indenture Trustee or its agent or designee, as the case may be, has no further need therefor. (e) Instructions ; Authority to Act . All instructions from the Indenture Trustee will be in writing and signed by an Authorized Officer of the Indenture Trustee, and the Servicer will be deemed to have received proper instructions with respect to the Receivable Files upon its receipt of such written instructions . (f) Custodian’s Indemnification . Subject to Section 6.2 , the Servicer as custodian will indemnify the Issuer, the Owner Trustee and the Indenture Trustee for any and all liabilities, obligations, losses, compensatory damages, payments, costs, or expenses (including reasonable attorneys’ fees and expenses and court costs and any losses incurred in connection with a successful defense, in whole or part, of any claim that the Indenture Trustee or the Owner Trustee breached its standard of care and legal fees and expenses incurred in actions against the indemnifying party) of any kind whatsoever that may be imposed on, incurred by or asserted against the Issuer, the Owner Trustee or the Indenture Trustee as the result of any improper act or omission in any way relating to the maintenance and custody by the Servicer as custodian of the Receivable Files or the enforcement of the Issuer’s, the Owner Trustee’s or the Indenture Trustee’s rights (including indemnification rights) under the Transaction Documents; provided , however , that the Servicer as custodian will not be liable (i) to the Indenture Trustee, the Owner Trustee or the Issuer for any portion of any such amount resulting from the willful misconduct, bad faith or gross negligence of the Indenture Trustee, the Owner Trustee or the Issuer, respectively, or (ii) to the Indenture Trustee for any portion of any such amount resulting from

753507386 23738694 4 Sale and Servicing Agreement (ACMAT 2023 - 2) the failure of the Indenture Trustee, the Indenture Trustee’s agent or the Indenture Trustee’s designee to handle with reasonable care any Certificate of Title or other document released to the Indenture Trustee, the Indenture Trustee’s agent or the Indenture Trustee’s designee pursuant to Section 2.2(d) . The provisions of this Section 2.2(f) shall survive the termination or assignment of this Agreement and the resignation or removal of the Indenture Trustee or the Servicer, in its capacity as custodian. The Servicer shall not be responsible for any loss occasioned by the failure of the Indenture Trustee or its agent or designee to return any documents or any delay in doing so. (g) Effective Period and Termination . The Servicer’s appointment as custodian will become effective as of the Cut - Off Date and will continue in full force and effect until terminated pursuant to this Section. If America’s Car Mart resigns as Servicer in accordance with the provisions of this Agreement or if all of the rights and obligations of the Servicer have been terminated under Section 7.1 , the appointment of the Servicer as custodian hereunder may be terminated by the Indenture Trustee (acting at the direction of the Noteholders representing at least a majority of the Note Balance of the Controlling Class), or by the Noteholders of Notes evidencing not less than a majority of the Note Balance of the Controlling Class (or, if the Notes are no longer Outstanding, by the Majority Certificateholders), in the same manner as the Indenture Trustee or such Noteholders (or Certificateholders) may terminate the rights and obligations of the Servicer under Section 7.1 . As soon as practicable after any termination of such appointment, the Servicer will deliver to the Successor Servicer the Receivable Files and the related accounts and records maintained by the Servicer at such place or places as the Indenture Trustee may reasonably designate. (h) Liability of Indenture Trustee . The Indenture Trustee shall not be liable for the acts or omissions of the Servicer, in its capacity as custodian of the Receivable Files. ARTICLE III ADMINISTRATION AND SERVICING OF RECEIVABLES AND TRUST PROPERTY SECTION 3.1 Duties of Servicer . (a) Subject to the limitations set forth in Article VII with respect to any Successor Servicer, the Servicer is hereby appointed by the Issuer and authorized to act as agent for the Issuer and in such capacity shall manage, service, administer and make collections on the Receivables, and perform the other actions required by the Servicer under this Agreement. The Servicer agrees that its servicing of the Receivables will be carried out in accordance with its Customary Servicing Practices, using the degree of skill and attention that the Servicer exercises with respect to all comparable motor vehicle receivables that it services for itself or others. The Servicer’s duties will include collection and posting of all payments, responding to inquiries of Obligors on such Receivables, investigating delinquencies, providing invoices or payment coupons (which may be in electronic form) to Obligors, reporting any required tax information to Obligors, accounting for Collections and furnishing monthly and annual statements to the Calculation Agent with respect to collections and performing the other duties specified herein. The Servicer is not required under the Transaction Documents to make any disbursements via

753507386 23738694 5 Sale and Servicing Agreement (ACMAT 2023 - 2) wire transfer or otherwise on behalf of an Obligor. There are no requirements under the Receivables or the Transaction Documents for funds to be, and funds shall not be, held in trust for an Obligor. There are no requirements under the Receivables or the Transaction Documents for payments or disbursements to be made by the Servicer on behalf of the Obligor. The Servicer hereby accepts such appointment and authorization and agrees to perform the duties of Servicer with respect to the Receivables set forth herein. Notwithstanding anything to the contrary in this Agreement or any other Transaction Document, the Servicer shall not be liable for any failure or delay in the performance of its obligations or the taking of any action hereunder or under any other Transaction Document (and such failure or delay shall not constitute a breach of any Transaction Document or a Servicer Replacement Event) if such failure or delay arises from compliance by the Servicer with any law or court order, the direction of a regulatory authority or regulatory guidance. (b) Subject to the provisions of Section 3.2 and any other provisions in this Agreement restricting the Servicer or specifying obligations different from the Customary Servicing Practices, the Servicer will follow its Customary Servicing Practices and will have full power and authority to do any and all things in connection with such managing, servicing, administration and collection that it may deem necessary or desirable. Without limiting the generality of the foregoing, the Servicer is hereby authorized and empowered to execute and deliver, on behalf of itself, the Issuer, the Owner Trustee, the Indenture Trustee, the Noteholders, the Certificateholders, or any of them, any and all instruments of satisfaction or cancellation, or partial or full release or discharge, and all other comparable instruments, with respect to the Receivables or to the Financed Vehicles securing such Receivables. The Servicer is hereby authorized to commence, in its own name or in the name of the Issuer, a Proceeding to enforce a Receivable or an Insurance Policy or to commence or participate in any other Proceeding (including a bankruptcy proceeding) relating to or involving a Receivable, an Obligor, a Financed Vehicle or an Insurance Policy. If the Servicer commences a Proceeding to enforce a Receivable or an Insurance Policy, the Issuer will thereupon be deemed to have automatically assigned such Receivable or its rights under such Insurance Policy to the Servicer solely for purposes of commencing or participating in any such Proceeding as a party or claimant, and the Servicer is authorized and empowered by the Issuer to execute and deliver in the Servicer’s name any notices, demands, claims, complaints, responses, affidavits or other documents or instruments in connection with any such Proceeding. If in any enforcement suit or Proceeding it is held that the Servicer may not enforce a Receivable or Insurance Policy on the ground that it is not a real party in interest or a holder entitled to enforce the Receivable or Insurance Policy, the Issuer will, at the Servicer’s expense and direction, take steps to enforce the Receivable or Insurance Policy, including bringing suit in its name. The Issuer will furnish the Servicer with any powers of attorney and other documents reasonably necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties hereunder. The Servicer, at its expense, will obtain on behalf of the Issuer all licenses, if any, required by the laws of any jurisdiction to be held by the Issuer in connection with ownership of the Receivables, and will make all filings and pay all fees as may be required in connection therewith during the term hereof. Notwithstanding the foregoing, if the initial Servicer has been replaced by a Successor Servicer, any expenses or fees payable by the Servicer pursuant to this clause (b) shall be reimbursable by the Issuer in accordance with Section 4.4(a) of this Agreement or Section 5.4(b) of the Indenture, as applicable.

753507386 23738694 6 Sale and Servicing Agreement (ACMAT 2023 - 2) (c) The Servicer hereby agrees to perform its obligations under the Backup Servicing Agreement and agrees that upon its resignation and the appointment of a successor Servicer hereunder, the Servicer will terminate its activities as Servicer hereunder in accordance with Section 7.1 , and, in any case, in a manner which will facilitate the transition of the performance of such activities to such successor Servicer, and the Servicer shall cooperate with and assist such successor Servicer. (d) The Servicer shall not be required to monitor whether Obligors maintain an Insurance Policy on the Financed Vehicles. SECTION 3.2 Collection of Receivable Payments . (a) The Servicer will make reasonable efforts to collect all payments called for under the terms and provisions of the Receivables as and when the same become due in accordance with its Customary Servicing Practices. The Servicer may grant extensions, rebates, deferrals, amendments, modifications or adjustments with respect to any Receivable in accordance with its Customary Servicing Practices. Notwithstanding the foregoing, if the Servicer (i) extends the date for final payment by the Obligor of any Receivable beyond the last day of the Collection Period immediately preceding the latest Final Scheduled Payment Date of any Class of Notes issued under the Indenture or (ii) reduces the Contract Rate or Principal Balance with respect to any Receivable other than (A) as required by applicable law or court order, (B) in connection with a modification, adjustment or settlement in the event the Receivable becomes a Defaulted Receivable, (C) in connection with a Cram Down Loss relating to such Receivable, (D) in connection with the application by the Servicer of payments received from either of the Originators and applied to reduce the Principal Balance of such Receivable, (E) at the direction of a regulatory authority or in accordance with regulatory guidance or (F) if the related Obligor is a servicemember in military service or is the spouse of a dependent of a servicemember, it will either correct such action or promptly purchase such Receivable in the manner provided in, and subject to the conditions set forth in, Section 3.6 . The Servicer may in its discretion waive any late payment charge or any other fees that may be collected in the ordinary course of servicing a Receivable. The Servicer shall not be required to make any advances of funds or guarantees regarding collections, cash flows or distributions. Payments on the Receivables, including payoffs, made in accordance with the related documentation for such Receivables, shall be posted to the Servicer’s Obligor records in accordance with the Servicer’s Customary Servicing Practices. Such payments shall be allocated to principal, interest or other items in accordance with the related documentation for such Receivables. (b) Subject to the third sentence of Section 3.2(a) , the Servicer and its Affiliates may engage in any marketing practice or promotion or any sale of any products, goods or services to Obligors with respect to the related Receivables so long as such practices, promotions or sales are offered to obligors of comparable motor vehicle receivables serviced by the Servicer for itself and others, whether or not such practices, promotions or sales might result in a decrease in the aggregate amount of payments on the Receivables, prepayments or faster or slower timing of the payment of the Receivables. (c) Notwithstanding anything in this Agreement to the contrary, the Servicer may refinance any Receivable and deposit the full outstanding Principal Balance of such Receivable

753507386 23738694 7 Sale and Servicing Agreement (ACMAT 2023 - 2) into the Collection Account. The receivable created by such refinancing shall not be property of the Issuer. The amount financed shall be treated for all purposes, including for tax purposes, as a payoff of all amounts owed by the related Obligor with respect to such Receivable. The Servicer and its Affiliates may also sell insurance or debt cancellation products, including products which result in the cancellation of some or all of the amount of a Receivable upon the death or disability of the Obligor or any casualty with respect to the Financed Vehicle. (d) Records documenting collection efforts shall be maintained during the period a Receivable is delinquent in accordance with the Servicer’s Customary Servicing Practices. Such records shall be maintained on at least a periodic basis that is not less frequent than as prescribed by the Servicer’s Customary Servicing Practices, and describe the entity’s activities in monitoring delinquent pool assets including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment) in accordance with the Servicer’s Customary Servicing Practices. (e) The Servicer shall not be required to maintain a fidelity bond or errors and omissions policy. SECTION 3.3 Repossession of Financed Vehicles; Sales of Deficiency Balances . On behalf of the Issuer, the Servicer will use commercially reasonable efforts, consistent with its Customary Servicing Practices, to repossess or otherwise convert the ownership of and liquidate the Financed Vehicle securing any Receivable as to which the Servicer has determined eventual payment in full is unlikely; provided, however, that the Servicer may elect not to repossess a Financed Vehicle if in its sole discretion it determines that repossession will not increase the aggregate Liquidation Proceeds or that the proceeds ultimately recoverable with respect to such Receivable would be increased by forbearance or that repossessing such Financed Vehicle would otherwise not be consistent with the Servicer’s Customary Servicing Practices. The Servicer is authorized as it deems necessary or advisable, consistent with its Customary Servicing Practices, to make reasonable efforts to realize upon any recourse to either Originator and to sell the related Financed Vehicle at public or private third - party sale. The foregoing shall be subject to the provision that, in any case in which the Financed Vehicle has suffered damage, the Servicer shall not be required to expend funds in connection with the repair or the repossession of such Financed Vehicle. The Servicer, in its sole discretion, may in accordance with its Customary Servicing Practices, sell any Receivable’s Deficiency Balance. To facilitate any such sale the Servicer may, in accordance with its Customary Servicing Practices, purchase from the Issuer such Receivable’s Deficiency Balance for a purchase price equal to the proceeds received by the Servicer in an arm’s - length transaction for the sale of such Receivable’s Deficiency Balance. Net proceeds of any such sale allocable to the Receivable will constitute Liquidation Proceeds, and the sole right of the Issuer and the Indenture Trustee with respect to any such sold Receivables will be to receive such Liquidation Proceeds (net of any related Liquidation Expenses). Upon such sale, the Servicer will mark its computer records indicating that any such receivable sold is no longer a Receivable. The Servicer is authorized to take any and all actions necessary or appropriate on behalf of the Issuer to evidence the sale of the Financed Vehicle at a public or private third - party sale or the sale of the Receivable to the Servicer to facilitate a Deficiency Balance sale pursuant to the provisions of this paragraph, in each case, free from any Lien or other interest of the Issuer or the Indenture Trustee. In addition, the Servicer may, in accordance with its Customary Servicing Practices, waive any Receivable’s Deficiency Balance.

753507386 23738694 8 Sale and Servicing Agreement (ACMAT 2023 - 2) SECTION 3.4 Maintenance of Security Interests in Financed Vehicles . The Servicer will, in accordance with its Customary Servicing Practices, take such steps as are necessary to maintain perfection of the security interest created by each Receivable in the related Financed Vehicle. The provisions set forth in this Section are the sole requirements under the Transaction Documents with respect to the maintenance of collateral or security on the Receivables. It is understood that the Financed Vehicles are the collateral and security for the Receivables, but that the Certificate of Title with respect to a Financed Vehicle does not constitute collateral for that Receivable and merely evidences such security interest. The Issuer hereby authorizes the Servicer to take such steps as are necessary to re - perfect such security interest created by the Receivable in the event of the relocation of a Financed Vehicle or for any other reason. SECTION 3.5 Covenants of Servicer . Unless required by law or court order, or at the direction of a regulatory authority or in accordance with regulatory guidance, the Servicer will not release the Financed Vehicle securing any Receivable from the security interest granted by such Receivable in whole or in part except (i) in the event of payment in full by or on behalf of the Obligor thereunder or payment in full less a deficiency which the Servicer would not attempt to collect in accordance with its Customary Servicing Practices, (ii) in connection with repossession or (iii) as may be required by an insurer in order to receive proceeds from any Insurance Policy covering such Financed Vehicle. The Servicer shall promptly notify the Backup Servicer in writing of any material changes which the Servicer makes to its servicing systems and provide sufficient detail with respect thereto to the Backup Servicer as the Backup Servicer may require. SECTION 3.6 Purchase of Receivables Upon Breach . Upon discovery by any party hereto of a breach of any of the covenants set forth in Section 3.2 , 3.3 , 3.4 or 3.5 with respect to any Receivable which materially and adversely affects the interests of the Issuer or the Noteholders in any Receivable, the party discovering or receiving written notice of such breach shall give prompt written notice thereof to the other parties hereto; provided , (i) that the delivery of a Monthly Data File or Investor Report which identifies that Receivables are being or have been repurchased shall be deemed to constitute prompt written notice by the Servicer and the Issuer of such breach and (ii) the Indenture Trustee, the Backup Servicer and the Paying Agent shall be deemed to have knowledge of such breach only if a Responsible Officer thereof has received written notice thereof; provided , further , that the failure to give such notice shall not affect any obligation of the Initial Servicer under this Section 3.6 . If the breach materially and adversely affects the interests of the Issuer or the Noteholders in such Receivable or if the Initial Servicer is required to purchase a Receivable pursuant to Section 3.2 , then the Initial Servicer shall either (a) correct or cure such breach, if applicable, or (b) purchase such Receivable from the Issuer (or its assignee), in either case on or before the Business Day before the Payment Date following the end of the Collection Period which includes the 60 th day (or, if the Initial Servicer elects, an earlier date) after the date that the Initial Servicer became aware or was notified of such breach or obligation to repurchase, as applicable. Any such breach or failure will be deemed not to have a material and adverse effect if such breach or failure has not affected the ability of the Issuer (or its assignee) to receive and retain timely payment in full on such Receivable. Any such purchase by the Initial Servicer shall be at a price equal to the related Repurchase Price. In consideration for such purchase, the Initial Servicer shall make (or shall cause to be made) a payment to the Issuer equal to the Repurchase Price by depositing such amount into the Collection Account prior to noon, New York City time, on such date of purchase

753507386 23738694 9 Sale and Servicing Agreement (ACMAT 2023 - 2) (or, if the Initial Servicer elects, an earlier date). Upon payment of such Repurchase Price by the Initial Servicer, subject to Section 2.9 and Article VIII of the Indenture, the Indenture Trustee, on behalf of the Noteholders and the Administrator, on behalf of the Issuer, as applicable, shall release and shall execute and deliver such instruments of release, transfer or assignment, in each case without recourse or representation, as may be reasonably requested by the Initial Servicer to evidence such release, transfer or assignment or more effectively vest in the Servicer or its designee all of the Issuer’s and Indenture Trustee’s rights in any Receivable and related Transferred Assets purchased pursuant to this Section 3.6 . It is understood and agreed that the obligation of the Initial Servicer to purchase any Receivable as described above shall constitute the sole remedy with respect to such breach available to the Issuer and the Indenture Trustee. SECTION 3.7 Servicing Fee . On each Payment Date, the Indenture Trustee, upon written direction in the Investor Report, on behalf of the Issuer shall pay to the Servicer the Servicing Fee in accordance with Section 4.4 for the immediately preceding Collection Period as compensation for its services. In addition, the Servicer will be entitled to retain all Supplemental Servicing Fees and Unrelated Amounts or, if deposited into the Collection Account, receive such amounts pursuant to Section 4.4 of this Agreement. The Servicer also will be entitled to receive investment earnings (net of investment losses and expenses) on funds on deposit in the Collection Account and the Reserve Account during each Collection Period. SECTION 3.8 Monthly Data File . On or before the Determination Date preceding each Payment Date, the Servicer shall deliver to the Calculation Agent and the Backup Servicer a data file, in a form to be agreed upon from time to time between the Calculation Agent and the Servicer, containing the information identified on Exhibit C to this Agreement with regard to the Receivables to (the “ Monthly Data File ”). No disbursements shall be made directly by the Servicer to a Noteholder or a Certificateholder, and the Servicer shall not be required to maintain any investor record relating to the posting of disbursements or otherwise or to prepare the Investor Report. SECTION 3.9 Annual Officer’s Certificate; Notice of Servicer Replacement Event . (a) The Servicer will deliver to the Issuer, with a copy to the Indenture Trustee, on or before April 30 th of each calendar year, beginning on April 30, 2024, an Officer’s Certificate stating, as to the Authorized Officer signing such Officer’s Certificate, that: (i) a review of the activities of the Servicer during such year (or since the Closing Date, in the case of the first such Officer’s Certificate) and of its performance under this Agreement has been made under such Authorized Officer’s supervision; and (ii) to the best of such Authorized Officer’s knowledge, based on such review, the Servicer has fulfilled all of its obligations under this Agreement in all material respects throughout the year (or since the Closing Date, in the case of the first such Officer’s Certificate), or, if there has been a failure to fulfill any of these obligations in any material respect, specifying each such failure known to such Authorized Officer and the nature and status thereof.

753507386 23738694 10 Sale and Servicing Agreement (ACMAT 2023 - 2) (b) The Servicer will deliver to the Issuer, with a copy to the Indenture Trustee, the Backup Servicer and the Rating Agency within five (5) Business Days after having obtained knowledge thereof written notice in an Officer’s Certificate of any event which with the giving of notice or lapse of time, or both, would become a Servicer Replacement Event. Except to the extent set forth in this Section 3.9(b) and Section 7.2 of this Agreement and Section 3.12 and Section 6.5 of the Indenture, the Transaction Documents do not require any policies or procedures to monitor any performance or other triggers and events of default. SECTION 3.10 Servicer Expenses . The Servicer shall pay all expenses (other than Liquidation Expenses) incurred by it in connection with its activities hereunder, including fees and disbursements of independent accountants, taxes imposed on the Servicer and expenses incurred in connection with distributions and reports to the Noteholders and the Certificateholders. The Servicer will be entitled to retain an amount equal to the amount of Liquidation Expenses incurred during a Collection Period from Liquidation Proceeds received during such Collection Period. The Initial Servicer shall pay (i) fees, expenses, indemnities and disbursements of (x) the Indenture Trustee to the extent required under Section 6.7 of the Indenture, (y) the Owner Trustee to the extent required under Sections 8.1 and 8.2 of the Trust Agreement and (z) the Administrator and (ii) organizational expenses of the Issuer. For the avoidance of doubt, no Successor Servicer shall be responsible for the payment of such fees, expenses, indemnities or disbursements. SECTION 3.11 Exchange Act Filings. The Issuer hereby authorizes the Servicer and the Seller, or either of them, to prepare, sign, certify and file any and all reports, statements and information respecting the Issuer and/or the Notes, if any, required to be filed pursuant to the Exchange Act and the rules thereunder. Notwithstanding the foregoing, no Successor Servicer shall be required to prepare, sign, certify or file any such reports, statements or information. SECTION 3.12 Calculation Agent . The Servicer, upon the execution and delivery of this Agreement, hereby revocably appoints the Calculation Agent, and the Calculation Agent hereby accepts such appointment, to perform the duties and prepare the reports required herein. ARTICLE IV DISTRIBUTIONS; ACCOUNTS STATEMENTS TO THE CERTIFICATEHOLDERS AND THE NOTEHOLDERS SECTION 4.1 Establishment of Accounts . (a) The Servicer shall cause to be established on or prior to the Closing Date: (i) (x) Prior to the payment in full of the principal of and interest on the Notes, for the benefit of the Noteholders in the name of the Indenture Trustee, a non - interest bearing Eligible Account, bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Noteholders, which Eligible Account shall be established by and maintained with the Indenture Trustee or its designee and (y) following

753507386 23738694 11 Sale and Servicing Agreement (ACMAT 2023 - 2) payment in full of the principal of and interest on the Notes, for the benefit of the Certificateholders, in the name of the Issuer, a non - interest bearing Eligible Account, bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Certificateholders, which Eligible Account shall be established by and maintained with the Paying Agent or its designee (the “ Collection Account ”). No checks shall be issued, printed or honored with respect to the Collection Account. (ii) For the benefit of the Noteholders and the Issuer, in the name of the Indenture Trustee, a non - interest bearing Eligible Account (the “ Reserve Account ”), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Noteholders and the Issuer, which Eligible Account shall be established by and maintained with the Indenture Trustee or its designee. No checks shall be issued, printed or honored with respect to the Reserve Account. (b) Funds on deposit in the Collection Account and the Reserve Account (collectively, the “ Trust Accounts ”), if any, shall be invested by the Indenture Trustee in Eligible Investments selected in writing by the Servicer and of which the Servicer provides notification (pursuant to standing instructions or otherwise); provided that it is understood and agreed that neither the Servicer, the Indenture Trustee (subject to Section 6.1(c) of the Indenture) nor the Issuer shall be liable for any loss arising from such investment in Eligible Investments. Absent such instructions or standing instructions, the funds shall remain uninvested. All such Eligible Investments shall be held by or on behalf of the Indenture Trustee as secured party for the benefit of the Noteholders and the Issuer (or if there are no Noteholders, for the Certificateholders); provided , that on each Payment Date, pursuant to written instructions from the Servicer (which may include standing instructions), all interest and other investment income (net of losses and investment expenses) on funds on deposit in the Trust Accounts shall be distributed to the Servicer and shall not be available to pay the distributions provided for in Section 4.4 . Except to the extent that the Rating Agency Condition is satisfied, all investments of funds on deposit in the Trust Accounts shall mature so that such funds will be available on the Business Day immediately preceding the immediately following Payment Date. No Eligible Investment shall be sold or otherwise disposed of prior to its scheduled maturity unless a default occurs with respect to such Eligible Investment and the Servicer directs the Indenture Trustee in writing to dispose of such Eligible Investment. The Servicer acknowledges that upon its written request and at no additional cost, it has the right to receive notification after the completion of each purchase and sale of permitted investments or the Indenture Trustee’s receipt of a broker’s confirmation. The Servicer agrees that such notifications shall not be provided by the Indenture Trustee hereunder, and the Indenture Trustee shall make available, upon request and in lieu of notifications, periodic account statements that reflect such investment activity. (c) The Indenture Trustee shall possess all right, title and interest in all funds on deposit from time to time in the Trust Accounts and in all proceeds thereof and all such funds, investments and proceeds shall be part of the Trust Estate. Except as otherwise provided herein, the Trust Accounts shall be under the sole dominion and control of the Indenture Trustee for the benefit of the Noteholders (or if there are no Noteholders, for the Certificateholders). If, at any time, any Trust Account ceases to be an Eligible Account, the Servicer shall promptly notify the

753507386 23738694 12 Sale and Servicing Agreement (ACMAT 2023 - 2) Indenture Trustee in writing (unless such Trust Account is an account with the Indenture Trustee) and within thirty (30) days (or any longer period if the Rating Agency Condition is satisfied with respect to such longer period) after becoming aware of the fact, establish a new Trust Account as an Eligible Account and shall direct the Indenture Trustee in writing to transfer any cash and/or any investments to such new Trust Account. (d) With respect to the Trust Account Property, the parties hereto agree that: (i) any Trust Account Property that consists of uninvested funds shall be held solely in Eligible Accounts and, except as otherwise provided herein, each such Eligible Account shall be subject to the exclusive custody and control of the Indenture Trustee, and, except as otherwise provided in the Transaction Documents, the Indenture Trustee or its designee shall have sole signature authority with respect thereto; (ii) any Trust Account Property that constitutes Physical Property shall be delivered to the Indenture Trustee or its designee, in accordance with paragraph (a) of the definition of “Delivery” and shall be held, pending maturity or disposition, solely by the Indenture Trustee or any such designee; (iii) any Trust Account Property that is an “uncertificated security” under Article 8 of the UCC and that is not governed by clause (iv) below shall be delivered to the Indenture Trustee or its designee in accordance with paragraph (c) of the definition of “Delivery” and shall be maintained by the Indenture Trustee or such designee, pending maturity or disposition, through continued registration of the Indenture Trustee’s (or its designee’s) ownership of such security on the books of the issuer thereof; (iv) any Trust Account Property that is an uncertificated security that is a “book - entry security” (as such term is defined in Federal Reserve Bank Operating Circular No. 7) held in a securities account at a Federal Reserve Bank and eligible for transfer through the Fedwire ® Securities Service operated by the Federal Reserve System pursuant to Federal book - entry regulations shall be delivered in accordance with paragraph (b) of the definition of “Delivery” and shall be maintained by the Indenture Trustee or its designee or a securities intermediary (as such term is defined in Section 8 - 102(a)(14) of the UCC) acting solely for the Indenture Trustee or such designee, pending maturity or disposition, through continued book - entry registration of such Trust Account Property as described in such paragraph; and (v) to the extent any Trust Account Property is credited to a securities account, the account agreement establishing such securities account shall provide that the account agreement is governed solely by the law of the State of New York and that the law of the State of New York shall govern all issues specified in Article 2(1) of the Hague Securities Convention;

753507386 23738694 13 Sale and Servicing Agreement (ACMAT 2023 - 2) such institution acting as securities intermediary shall have at the time of entry of the account agreement and shall continue to have at all relevant times one or more offices (within the meaning of the Hague Securities Convention) in the United States of America which satisfies the criteria provided in Article 4(1)(a) or (b) of the Hague Securities Convention; the jurisdiction of such institution acting as securities intermediary with respect to such securities account shall be the State of New York; and (if the Indenture Trustee is not the securities intermediary with respect to such securities account) the Indenture Trustee, the Issuer and such securities intermediary shall agree in writing that such securities intermediary will comply with entitlement orders originated by the Indenture Trustee with respect to such securities account without further consent of the Issuer. (e) The Indenture Trustee, to the extent it is acting in the capacity of securities intermediary with respect to the Trust Account Property, represents, warrants and covenants that: (i) it is a “securities intermediary,” as such term is defined in Section 8 - 102(a)(14)(ii) of the relevant UCC, that in the ordinary course of its business maintains “securities accounts” for others, as such term is used in Section 8 - 501 of the relevant UCC, and an “intermediary” as defined in the Hague Securities Convention; (ii) pursuant to Section 8 - 110(e)(1) of the relevant UCC for purposes of the relevant UCC, the jurisdiction of the Indenture Trustee as securities intermediary is the State of New York. Further, the law of the State of New York shall govern all issues specified in Article 2(1) of the Hague Securities Convention; and (iii) the Indenture Trustee has and shall continue to have at all relevant times one or more offices (within the meaning of the Hague Securities Convention) in the United States of America engaged in a business or other regular activity of maintaining securities accounts. (f) To the extent that there are any other agreements with the Indenture Trustee governing the Trust Accounts, the parties agree that each and every such agreement is hereby amended to provide that, with respect to the Trust Accounts, the law applicable to all issues specified in Article 2(1) of the Hague Securities Convention shall be the laws of the State of New York. (g) Except for the Collection Account and the Reserve Account, there are no accounts required to be maintained under the Transaction Documents.

753507386 23738694 14 Sale and Servicing Agreement (ACMAT 2023 - 2) SECTION 4.2 Remittances . (a) The Servicer shall deposit an amount equal to all Collections into the Collection Account within two (2) Business Days after identification. Pending deposit into the Collection Account, Collections may be commingled and used by the Servicer at its own risk and are not required to be segregated from its own funds. (b) The Servicer may deduct from Collections all Supplemental Servicing Fees and Unrelated Amounts to the extent such Supplemental Servicing Fees and Unrelated Amounts have not been previously retained by or reimbursed to the Servicer. If the Servicer determines that Unrelated Amounts have been deposited in the Collection Account and that the Servicer has not deducted an amount equal to Unrelated Amounts from Collections as contemplated by the preceding sentence, then the Servicer shall provide written notice thereof to the Issuer and the Indenture Trustee and shall direct the Indenture Trustee to withdraw and pay to or at the direction of the Servicer such remaining Unrelated Amounts from the Collection Account. SECTION 4.3 Additional Deposits and Payments . (a) On the date specified in Section 3.6 hereof or Section 3.4 of the Purchase Agreement, as applicable, the Servicer and Seller, as applicable, will deposit into the Collection Account the aggregate Repurchase Price with respect to Repurchased Receivables purchased or repurchased by the Servicer or Seller, respectively, on such date, and on the Payment Date specified in Section 8.1 , the Servicer will deposit into the Collection Account all amounts, if any, to be paid under Section 8.1 . All such deposits with respect to any such date which is a Payment Date will be made, in immediately available funds by noon, New York City time, on the Business Day immediately preceding such Payment Date related to such Collection Period. (b) The Indenture Trustee will, on or before the Payment Date relating to each Collection Period, withdraw from the Reserve Account the Reserve Account Draw Amount and deposit such amounts in the Collection Account in accordance with the Investor Report. (c) The Paying Agent will, on each Payment Date, upon written direction (which may include standing instructions) from the Servicer, withdraw from the Reserve Account (i) all investment earnings (net of investment losses and expenses) on funds on deposit in the Reserve Account during the related Collection Period and distribute such investment earnings to the Servicer and (ii) the Reserve Account Excess Amount, if any, for such Payment Date and deposit such amount in the Collection Account. (d) On the Closing Date, the Seller will deposit an amount equal to the Initial Reserve Account Deposit Amount into the Reserve Account from the net proceeds of the sale of the Notes. (e) On or prior to the third Business Day preceding each Determination Date, the Indenture Trustee shall send a written notice, or make such information available electronically, to the Servicer stating the amount of investment income earned, if any, during the related Collection Period on each Trust Account maintained at the Indenture Trustee.

753507386 23738694 15 Sale and Servicing Agreement (ACMAT 2023 - 2) SECTION 4.4 Distributions . (a) Unless the Notes have been accelerated pursuant to Section 5.2 of the Indenture, on each Payment Date, the Paying Agent (based on information contained in the Investor Report prepared by the Calculation Agent pursuant to Section 4.6 ) shall (i) distribute to the Servicer, from amounts on deposit in the Collection Account, an amount equal to any Supplemental Servicing Fees and Unrelated Amounts (to the extent not previously retained by the Servicer) deposited into the Collection Account during the related Collection Period and (ii) make the following deposits and distributions, to the extent of Available Funds and the Reserve Account Draw Amount, on deposit in the Collection Account for such Payment Date, in the following order of priority: (1) first , pro rata , based on amounts due, to the Indenture Trustee, the Owner Trustee, the Backup Servicer, the Certificate Registrar, the Paying Agent and the Calculation Agent, any accrued and unpaid fees, reasonable expenses and indemnification amounts to the extent not previously paid by the Servicer; provided , that, prior to the occurrence of an Event of Default of the type described in clauses (a), (b) or (e) of Section 5.1 of the Indenture, such expenses and indemnification amounts payable pursuant to this clause first may not exceed, (x) in the case of the Indenture Trustee, the Backup Servicer, the Certificate Registrar, the Paying Agent and the Calculation Agent, in the aggregate, $200,000 per annum, (y) in the case of the Owner Trustee $150,000 per annum and (z) notwithstanding sub - clause (x), in the case of costs and expenses owed to the Backup Servicer during the Servicer Centralization Period, $75,000; (2) second , pro rata , (A) to the Servicer, the Servicing Fee (including Servicing Fees not previously paid) and to any Successor Servicer, any accrued and unpaid fees, reasonable expenses and indemnification amounts (including any such fees, expenses and indemnification amounts not previously paid) and (B) to the Backup Servicer, Servicing Transition Costs, to the extent not previously paid in full when due and payable by the Initial Servicer pursuant to the Backup Servicing Agreement, provided , that such Servicing Transition Costs payable pursuant to this clause second may not exceed $150,000; (3) third , to the Noteholders of the Class A Notes, the Accrued Class A Note Interest due and accrued for the related Interest Period; (4) fourth , for distribution to the Noteholders pursuant to Section 8.2(b) of the Indenture, the First Allocation of Principal, if any; (5) fifth , to the Noteholders of the Class B Notes, the Accrued Class B Note Interest due and accrued for the related Interest Period; (6) sixth , for distribution to the Noteholders in accordance with Section 8.2(b) of the Indenture, the Second Allocation of Principal, if any;

753507386 23738694 16 Sale and Servicing Agreement (ACMAT 2023 - 2) (7) seventh , to the Reserve Account, any additional amounts required to cause the amount of cash on deposit in the Reserve Account to equal the Specified Reserve Account Balance; (8) eighth , for distribution to the Noteholders in accordance with Section 8.2(b) of the Indenture, the Regular Allocation of Principal, if any; (9) ninth , pro rata , based on amounts due, to the Indenture Trustee, the Owner Trustee, the Backup Servicer, the Certificate Registrar, the Paying Agent and the Calculation Agent, any accrued and unpaid fees, expenses and indemnification amounts payable to them pursuant to clause first but not paid thereunder due to the limit on indemnity and expenses specified therein; and (10) tenth , to the Certificateholders, pro rata based on the Percentage Interest of each Certificateholder, any funds remaining. Notwithstanding any other provision of this Section 4.4 , following the occurrence and during the continuation of an Event of Default which has resulted in an acceleration of the Notes, the Indenture Trustee shall apply all amounts on deposit in the Collection Account pursuant to Section 5.4(b) of the Indenture notwithstanding any caps on indemnities or expenses. (b) After the payment in full of the Notes and all other amounts payable under Section 4.4(a) , all Collections shall be paid to or in accordance with the instructions provided from time to time by the Certificateholders. SECTION 4.5 Net Deposits . The Servicer shall be permitted to pay the Optional Purchase Price pursuant to Section 8.1 net of amounts to be distributed to the Servicer or its Affiliates on the related Redemption Date, and accounts between the Servicer and such Affiliates shall be adjusted accordingly. The Servicer shall, however, account for all deposits and distributions in the Monthly Data File (and the Calculation Agent shall account for all deposits and all distributions in the related Investor Report) as if the amounts were deposited and/or distributed separately. SECTION 4.6 Statements to Noteholders and Certificateholders . On or before each Investor Reporting Date, the Calculation Agent shall provide to the Indenture Trustee (with a copy to the Rating Agency, the Owner Trustee, the Servicer, the Backup Servicer and the Issuer), and on or before the related Payment Date, the Indenture Trustee shall forward (or make available on its website, as described below) to each Noteholder and Certificateholder of record as of the most recent Record Date, a statement (based on information contained in the Monthly Data File delivered on or before the related Determination Date pursuant to Section 3.8 ) setting forth for the Collection Period and Payment Date relating to such Determination Date the following information (or such other substantially similar information) (such report, the “ Investor Report ”): (a) the aggregate amount being paid on such Payment Date in respect of interest on and principal of each Class of Notes;

753507386 23738694 17 Sale and Servicing Agreement (ACMAT 2023 - 2) (b) the Class A Note Balance and the Class B Note Balance, with respect to each Class of Notes, in each case after giving effect to payments on such Payment Date; (c) the First Allocation of Principal, the Second Allocation of Principal and the Regular Allocation of Principal for such Payment Date; (d) (i) the amount on deposit in the Reserve Account and the Specified Reserve Account Balance, each as of the beginning and end of the related Collection Period, (ii) the amount to be deposited in the Reserve Account in respect of such Payment Date, if any, (iii) the Reserve Account Draw Amount, if any, to be withdrawn from the Reserve Account on such Payment Date and (iv) the balance on deposit in the Reserve Account on such Payment Date after giving effect to withdrawals therefrom and deposits thereto in respect of such Payment Date; (e) the Pool Balance, the Pool Factor and the Note Factor as of the close of business on the last day of the preceding Collection Period; (f) the amount of the Servicing Fee to be paid to the Servicer with respect to the related Collection Period and the amount of any unpaid Servicing Fees and the change in such amount from the prior Payment Date; (g) the amount of fees to be paid to the Indenture Trustee, the Paying Agent, the Backup Servicer, the Owner Trustee, the Certificate Registrar and the Calculation Agent with respect to the related Payment Date and the amount of any unpaid fees to such parties and any changes in such amount from the prior Payment Date; (h) the amount of the Class A Noteholders’ Interest Carryover Shortfall and the Class B Noteholders’ Interest Carryover Shortfall, if any, on such Payment Date; (i) the aggregate Repurchase Price with respect to Repurchased Receivables paid by the Servicer or America’s Car Mart with respect to the related Collection Period; (j) the number, dollar amount and percentage of Receivables that are 31 - 60, 61 - 90 and over 90 days delinquent as of the end of the related Collection Period; provided , however , that the Servicer may, in its sole discretion, provide the information set forth in this clause (j) in 30 - day increments beginning with 30 - 59 days delinquent in lieu of the foregoing increments.; and (k) the dollar amount and percentage of Receivables that are subject to deferrals and extensions as of the end of the related Collection Period . Each amount set forth pursuant to clause (a) or (h) above relating to the Notes shall be expressed as a dollar amount per $1,000 of the aggregate principal amount of the Notes (or Class thereof). No disbursements shall be made directly by the Servicer to a Noteholder, and the Servicer shall not be required to maintain any investor record relating to the posting of disbursements or otherwise.

753507386 23738694 18 Sale and Servicing Agreement (ACMAT 2023 - 2) The Indenture Trustee shall make available via the Indenture Trustee’s internet website all reports or notices required to be provided by the Indenture Trustee under the Transaction Documents to which it is a party, including under this Section 4.5 . Any information that is disseminated in accordance with the provisions of this Section 4.5 shall not be required to be disseminated in any other form or manner. The Indenture Trustee will make no representation or warranty as to the accuracy or completeness of such documents and will assume no responsibility therefor. The Indenture Trustee’s internet website shall be initially located at “www.wilmingtontrustconnect.com” or at such other address as shall be specified by the Indenture Trustee from time to time in writing to the Noteholders, the Owner Trustee, the Servicer, the Issuer, the Backup Servicer, the Certificate Registrar or any Paying Agent. In connection with providing access to the Indenture Trustee’s internet website, the Indenture Trustee may require registration and the acceptance of a disclaimer. The Indenture Trustee shall not be liable for the dissemination of information in accordance with this Agreement. The Indenture Trustee shall notify the Noteholders in writing of any changes in the address or means of access to the Internet website where the reports are accessible. SECTION 4.7 No Duty to Confirm . The Calculation Agent shall have no duty or obligation to verify or confirm the accuracy of any of the information or numbers set forth in the Monthly Data File delivered by the Servicer pursuant to Section 3.8 hereof, and the Calculation Agent shall be fully protected in relying upon such Monthly Data File. The Indenture Trustee shall have no duty or obligation to verify or confirm the accuracy of any of the information or numbers set forth in the Investor Report delivered by the Calculation Agent to the Indenture Trustee, and the Indenture Trustee shall be fully protected in relying upon such Investor Report. ARTICLE V THE SELLER SECTION 5.1 Representations and Warranties of Seller . The Seller makes the following representations and warranties as of the Closing Date on which the Issuer will be deemed to have relied in acquiring the Transferred Assets. The representations and warranties speak as of the execution and delivery of this Agreement and will survive the conveyance of the Transferred Assets to the Issuer pursuant to this Agreement and the pledge thereof by the Issuer to the Indenture Trustee pursuant to the Indenture: (a) Existence and Power . The Seller is a Delaware limited liability company validly existing and in good standing under the laws of its state of organization and has, in all material respects, full power and authority to own its assets and operate its business as presently owned or operated, and to execute, to deliver and to perform its obligations under the Transaction Documents to which it is a party. The Seller has obtained all necessary licenses and approvals in each jurisdiction where the failure to do so would materially and adversely affect the ability of the Seller to perform its obligations under the Transaction Documents or affect the enforceability or collectability of the Receivables or any other part of the Transferred Assets.

753507386 23738694 19 Sale and Servicing Agreement (ACMAT 2023 - 2) (b) Authorization and No Contravention . The execution, delivery and performance by the Seller of the Transaction Documents to which it is a party have been duly authorized by all necessary limited liability company action on the part of the Seller and do not contravene or constitute a default under (i) any applicable law, rule or regulation, (ii) its organizational documents or (iii) any indenture or agreement to which the Seller is a party or by which its properties are bound (other than violations of such laws, rules, regulations, indentures or agreements which do not affect the legality, validity or enforceability of any of such agreements and which, individually or in the aggregate, would not materially and adversely affect the transactions contemplated by, or the Seller’s ability to perform its obligations under, the Transaction Documents). (c) No Consent Required . No approval or authorization by, or filing with, any Governmental Authority is required in connection with the execution, delivery and performance by the Seller of any Transaction Document other than (i) UCC filings, (ii) approvals and authorizations that have previously been obtained and filings that have previously been made and (iii) approvals, authorizations or filings which, if not obtained or made, would not have a material adverse effect on the enforceability or collectability of the Receivables or any other part of the Transferred Assets or would not materially and adversely affect the ability of the Seller to perform its obligations under the Transaction Documents. (d) Binding Effect . Each Transaction Document to which the Seller is a party constitutes the legal, valid and binding obligation of the Seller enforceable against the Seller in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, receivership, conservatorship or other similar laws affecting the enforcement of creditors’ rights generally and, if applicable, the rights of creditors of limited liability companies from time to time in effect or by general principles of equity. (e) Lien Filings . The Seller is not aware of any material judgment, ERISA or tax lien filings against the Seller. (f) No Proceedings . There are no actions, orders, suits, investigations or Proceedings pending or, to the knowledge of the Seller, threatened against the Seller before or by any Governmental Authority that (i) assert the invalidity or unenforceability of this Agreement or any of the other Transaction Documents, (ii) seek to prevent the issuance of the Notes or the consummation of any of the transactions contemplated by this Agreement or any of the other Transaction Documents, (iii) seek any determination or ruling that would materially and adversely affect the performance by the Seller of its obligations under this Agreement or any of the other Transaction Documents or the collectability or enforceability of the Receivables, or (iv) relate to the Seller that would materially and adversely affect the federal or Applicable Tax State income, excise, franchise or similar tax attributes of the Notes. (g) Investment Company Act . The Seller is not an “investment company” that is registered or required to be registered under, or otherwise subject to the restrictions of the Investment Company Act of 1940, as amended.

753507386 23738694 20 Sale and Servicing Agreement (ACMAT 2023 - 2) (h) Assignment . The Receivables and the other Transferred Assets have been validly assigned by the Seller to the Issuer. (i) Security Interests . The Seller has not authorized the filing of and is not aware of any financing statements against the Seller that include a description of collateral covering any Receivable other than any financing statement relating to security interests granted under the Transaction Documents or that have been or, prior to the assignment of such Receivables hereunder, will be terminated, amended or released. This Agreement creates a valid and continuing security interest in the Receivables (other than the Related Security with respect thereto, to the extent that an ownership interest therein cannot be perfected by the filing of a financing statement) in favor of the Issuer which security interest is prior to all other Liens (other than Permitted Liens) and is enforceable as such against all other creditors of and purchasers and assignees from the Seller. (j) Creation, Perfection and Priority of Security Interests . The representations and warranties regarding creation, perfection and priority of security interests in the Transferred Assets, which are attached to this Agreement as Exhibit B , are true and correct. SECTION 5.2 Liability of Seller; Indemnities . The Seller shall be liable in accordance herewith only to the extent of the obligations specifically undertaken by the Seller under this Agreement, and hereby agrees to the following: (a) The Seller shall indemnify, defend, and hold harmless the Issuer, the Backup Servicer (including in its capacity as Successor Servicer), the Paying Agent, the Calculation Agent, the Owner Trustee (including in its individual capacity) and the Indenture Trustee (including in its individual capacity) from and against any loss, liability or expense (including reasonable attorneys’ fees and expenses and court costs and any losses incurred in connection with a successful defense, in whole or part, of any claim that the Backup Servicer, the Paying Agent, the Calculation Agent or Indenture Trustee breached its standard of care and legal fees and expenses incurred in actions against the indemnifying party) incurred by reason of the Seller’s violation of federal or State securities laws in connection with the registration or the sale of the Notes. (b) Indemnification under this Section 5.2 will survive the resignation or removal of the Owner Trustee, the Backup Servicer (including in its capacity as Successor Servicer), the Calculation Agent, the Paying Agent or the Indenture Trustee and the termination of this Agreement and will include, without limitation, reasonable fees and expenses of counsel and expenses of litigation including those incurred in connection with the enforcement of such party’s respective rights (including indemnification rights) under the Transaction Documents. If the Seller has made any indemnity payments pursuant to this Section 5.2 and the Person to or on behalf of whom such payments are made thereafter collects any of such amounts from others, such Person will promptly repay such amounts to the Seller, without interest. (c) The Seller’s obligations under this Section 5.2 are obligations solely of the Seller and will not constitute a claim against the Seller to the extent that the Seller does not have funds sufficient to make payment of such obligations. In furtherance of and not in derogation of the foregoing, the Issuer, the Servicer, the Indenture Trustee, the Backup Servicer, the Calculation

753507386 23738694 21 Sale and Servicing Agreement (ACMAT 2023 - 2) Agent, the Paying Agent and the Owner Trustee, by entering into or accepting this Agreement, acknowledge and agree that they have no right, title or interest in or to the Other Assets of the Seller. To the extent that, notwithstanding the agreements and provisions contained in the preceding sentence, the Issuer, the Servicer, the Indenture Trustee, the Backup Servicer, the Calculation Agent, the Paying Agent or the Owner Trustee either (i) asserts an interest or claim to, or benefit from, Other Assets, or (ii) is deemed to have any such interest, claim to, or benefit in or from Other Assets, whether by operation of law, legal process, pursuant to applicable provisions of insolvency laws or otherwise (including by virtue of Section 1111(b) of the Bankruptcy Code or any successor provision having similar effect under the Bankruptcy Code), then the Issuer, the Servicer, the Indenture Trustee, the Backup Servicer, the Calculation Agent, the Paying Agent or the Owner Trustee, as applicable, further acknowledges and agrees that any such interest, claim or benefit in or from Other Assets is and will be expressly subordinated to the indefeasible payment in full of the other obligations and liabilities, which, under the terms of the relevant documents relating to the securitization or conveyance of such Other Assets, are entitled to be paid from, entitled to the benefits of, or otherwise secured by such Other Assets (whether or not any such entitlement or security interest is legally perfected or otherwise entitled to a priority of distributions or application under applicable law, including insolvency laws, and whether or not asserted against the Seller), including the payment of post - petition interest on such other obligations and liabilities. This subordination agreement will be deemed a subordination agreement within the meaning of Section 510(a) of the Bankruptcy Code. The Issuer, the Servicer, the Indenture Trustee, the Backup Servicer, the Calculation Agent, the Paying Agent and the Owner Trustee each further acknowledges and agrees that no adequate remedy at law exists for a breach of this Section 5.2(c) and the terms of this Section 5.2(c) may be enforced by an action for specific performance. The provisions of this Section 5.2(c) will be for the benefit of those entitled to rely thereon and will survive the termination or assignment of this Agreement and the resignation or removal of any indemnified party. SECTION 5.3 Merger or Consolidation of, or Assumption of the Obligations of, Seller . Any entity (i) into which the Seller may be merged or converted or with which it may be consolidated, to which it may sell or transfer its business and assets as a whole or substantially as a whole or any entity resulting from any merger, sale, transfer, conversion or consolidation to which the Seller shall be a party, or any entity succeeding to the business of the Seller or (ii) more than 50% of the voting stock or voting power and 50% or more of the economic equity of which is owned directly or indirectly by America’s Car - Mart, Inc. and which executes an agreement of assumption to perform every obligation of the Seller under this agreement, shall be the successor to the Seller under this Agreement, in each case, without the execution or filing of any additional paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding. Within thirty days following the consummation of any of the foregoing transactions in which the Seller is not the surviving entity, the Seller shall deliver to the Indenture Trustee an Opinion of Counsel either (A) stating that, in the opinion of such counsel, all financing statements and continuation statements and amendments thereto have been executed and filed that are necessary to preserve and protect the interest of the Issuer in the Receivables and the other Transferred Assets or (B) stating that, in the opinion of such counsel, no such action shall be necessary to preserve and protect such interest. SECTION 5.4 Limitation on Liability of Seller and Others . The Seller and any officer or employee or agent of the Seller may rely in good faith on the advice of counsel or on

753507386 23738694 22 Sale and Servicing Agreement (ACMAT 2023 - 2) any document of any kind, prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Seller will not be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its obligations under this Agreement and that in its opinion may involve it in any expense or liability. SECTION 5.5 Seller May Own Notes . The Seller, and any Affiliate of the Seller, may in its individual or any other capacity become the owner or pledgee of Notes with the same rights as it would have if it were not the Seller or an Affiliate thereof, except as otherwise expressly provided herein or in the other Transaction Documents. Except as set forth herein or in the other Transaction Documents, Notes so owned by the Seller or any such Affiliate will have an equal and proportionate benefit under the provisions of this Agreement and the other Transaction Documents, without preference, priority, or distinction as among all of the Notes. Unless all Notes are owned by the Issuer, the Seller, any Certificateholder, the Servicer, the Administrator or any of their respective Affiliates, any Notes owned by the Issuer, the Seller, any Certificateholder, the Servicer, the Administrator or any of their respective Affiliates shall be disregarded with respect to the determination of any request, demand, authorization, direction, notice, consent, vote or waiver hereunder or under any other Transaction Document; provided that , in determining whether the Indenture Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent, vote or waiver, only Notes that a Responsible Officer of the Indenture Trustee knows to be so owned shall be so disregarded. SECTION 5.6 Compliance with Organizational Documents . The Seller shall comply in all material respects with its limited liability company agreement and other organizational documents. ARTICLE VI THE SERVICER SECTION 6.1 Representations of Servicer . The Servicer makes the following representations and warranties as of the Closing Date, on which the Issuer will be deemed to have relied in acquiring the Transferred Assets. The representations and warranties speak as of the execution and delivery of this Agreement and will survive the conveyance of the Transferred Assets to the Issuer pursuant to this Agreement and the pledge thereof by the Issuer to the Indenture Trustee pursuant to the Indenture: (a) Existence and Power . The Initial Servicer is an Arkansas corporation validly existing and in good standing under the laws of its state of organization and has, in all material respects, full power and authority to own its assets and operate its business as presently owned or operated, and to execute, to deliver and to perform its obligations under the Transaction Documents to which it is a party. The Servicer has obtained all necessary licenses and approvals in each jurisdiction where the failure to do so would materially and adversely affect the ability of the Servicer to perform its obligations under the Transaction Documents or affect the enforceability or collectability of the Receivables or any other part of the Transferred Assets. (b) Authorization and No Contravention . The execution, delivery and performance by the Initial Servicer of the Transaction Documents to which it is a party have been duly

753507386 23738694 23 Sale and Servicing Agreement (ACMAT 2023 - 2) authorized by all necessary action on the part of the Servicer and do not contravene or constitute a default under (i) any applicable law, rule or regulation, (ii) its organizational documents or (iii) any material indenture or material agreement to which the Initial Servicer is a party or by which its properties are bound, in each case, other than violations of such laws, rules, regulations, organizational documents, indentures or agreements which do not affect the legality, validity or enforceability of any of such agreements and which, individually or in the aggregate, would not materially and adversely affect the transactions contemplated by, or the Servicer’s ability to perform its obligations under, the Transaction Documents. (c) No Consent Required . No approval or authorization by, or filing with, any Governmental Authority is required in connection with the execution, delivery and performance by the Servicer of any Transaction Document other than (i) UCC filings, (ii) approvals and authorizations that have previously been obtained and filings that have previously been made or approvals, authorizations or filings that will be made on a timely basis and (iii) approvals, authorizations or filings that, if not obtained or made, would not have a material adverse effect on the enforceability or collectability of the Receivables or would not materially and adversely affect the ability of the Servicer to perform its obligations under the Transaction Documents. (d) Binding Effect . Each Transaction Document to which the Servicer is a party constitutes the legal, valid and binding obligation of the Servicer enforceable against the Servicer in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, receivership, conservatorship or other similar laws affecting creditors’ rights generally and, if applicable, the rights of creditors of corporations from time to time in effect or by general principles of equity. (e) No Proceedings . There are no actions, suits, investigations or Proceedings pending or, to the knowledge of the Servicer, threatened against the Servicer before or by any Governmental Authority that (i) assert the invalidity or unenforceability of this Agreement or any of the other Transaction Documents, (ii) seek to prevent the issuance of the Notes or the consummation of any of the transactions contemplated by this Agreement or any of the other Transaction Documents, (iii) seek any determination or ruling that would materially and adversely affect the performance by the Servicer of its obligations under this Agreement or any of the other Transaction Documents or (iv) relate to the Servicer that would materially and adversely affect the federal or Applicable Tax State income, excise, franchise or similar tax attributes of the Notes. SECTION 6.2 Indemnities of Servicer . The Initial Servicer and the Issuer will be liable in accordance herewith only to the extent of the obligations specifically undertaken by the Servicer and the Issuer, respectively, under this Agreement, and hereby agree to the following: (a) The Initial Servicer will defend, indemnify and hold harmless the Issuer, the Backup Servicer (including in its capacity as Successor Servicer), the Owner Trustee (including in its individual capacity), the Indenture Trustee (including in its individual capacity) and the Seller from and against any and all costs, expenses (including reasonable attorneys’ fees and expenses and court costs and any losses incurred in connection with a successful defense, in whole or part, of any claim that the Backup Servicer, the Paying Agent or the Indenture Trustee breached its standard of care and legal fees and expenses incurred in actions against the

753507386 23738694 24 Sale and Servicing Agreement (ACMAT 2023 - 2) indemnifying party), losses, damages, claims and liabilities, arising out of or resulting from the use, ownership or operation by the Servicer or any Affiliate thereof or any sub - contractor hired by the Initial Servicer or such Affiliate of a Financed Vehicle . (b) The Issuer, the Backup Servicer (including in its capacity as Successor Servicer), the Owner Trustee (including in its individual capacity), the Paying Agent (including in its individual capacity) and the Indenture Trustee (including in its individual capacity) shall be indemnified, defended and held harmless from and against any taxes that may at any time be asserted against any such Person with respect to the transactions contemplated herein or in the other Transaction Documents, if any, including, without limitation, any sales, gross receipts, general corporation, tangible personal property, privilege, or license taxes (but, in the case of the Issuer, not including any taxes asserted with respect to, and as of the date of, the conveyance of the Receivables to the Issuer or the issuance and original sales of the Notes, or asserted with respect to ownership of the Receivables, or federal or other Applicable Tax State income taxes arising out of the transactions contemplated by this Agreement and the other Transaction Documents) and costs and expenses in defending against the same. For the avoidance of doubt, the Initial Servicer will not indemnify for any costs, expenses, losses, claims, damages or liabilities due to the credit risk of the Obligors and for which reimbursement would constitute recourse for uncollectible Receivables. Amounts payable pursuant to this Section 6.2(b) shall be payable (i) to the Indenture Trustee, the Backup Servicer, the Paying Agent and the Owner Trustee pursuant to Section 4.4(a) hereof or Section 5.4(b) of the Indenture, as applicable (to the extent of Available Funds available therefor), and, to the extent not paid thereunder, by the Servicer, and (ii) to the Issuer by the Servicer. (c) The Initial Servicer will indemnify, defend and hold harmless the Issuer, the Backup Servicer (including in its capacity as Successor Servicer), the Paying Agent (including in its individual capacity), the Owner Trustee (including in its individual capacity), the Indenture Trustee (including in its individual capacity) and the Seller from and against any and all costs, expenses, losses, claims, damages, and liabilities to the extent that such cost, expense, loss, claim, damage, or liability arose out of, or was imposed upon any such Person through, the negligence, willful misfeasance, or bad faith (other than errors in judgment) of the Servicer in the performance of its duties under this Agreement or any other Transaction Document to which it is a party, or by reason of its failure to perform its obligations or of reckless disregard of its obligations and duties under this Agreement or any other Transaction Document to which it is a party; provided , however , that the Servicer will not indemnify for any costs, expenses, losses, claims, damages or liabilities arising from its breach of any covenant for which the purchase of the affected Receivables is specified as the sole remedy pursuant to Section 3.6 . (d) The Issuer or, if applicable, the Initial Servicer will compensate and indemnify the Backup Servicer (including in its capacity as Successor Servicer), the Calculation Agent (including in its individual capacity), the Paying Agent (including in its individual capacity), the Indenture Trustee (including in its individual capacity) and the Owner Trustee (including in its individual capacity) to the extent and subject to the conditions set forth in Section 6.7 of the Indenture and Section 8.2 of the Trust Agreement, as applicable, except, with respect to the Backup Servicer, to the extent that any cost, expense, loss, claim, damage or liability arises out of or is incurred in connection with the performance by the Backup Servicer of the duties of a successor Servicer hereunder.

753507386 23738694 25 Sale and Servicing Agreement (ACMAT 2023 - 2) (e) Indemnification under this Section 6.2 by America’s Car Mart (or any successor thereto pursuant to Section 7.1 ) as Servicer, with respect to the period such Person was the Servicer, will survive the termination or assignment of such Person as Servicer or a resignation by such Person as Servicer as well as the termination or assignment of this Agreement or the resignation or removal of the Owner Trustee, the Backup Servicer, the Paying Agent or the Indenture Trustee and will include reasonable fees and expenses of counsel and expenses of litigation. If either the Issuer or the Servicer has made any indemnity payments pursuant to this Section 6.2 and the Person to or on behalf of whom such payments are made thereafter collects any of such amounts from others, such Person will promptly repay such amounts to such party, without interest. SECTION 6.3 Merger or Consolidation of, or Assumption of the Obligations of, Servicer . Any entity (i) into which the Servicer may be merged or converted or with which it may be consolidated, to which it may sell or transfer its business and assets as a whole or substantially as a whole or any entity resulting from any merger, sale, transfer, conversion, conveyance or consolidation to which the Servicer shall be a party, or any entity succeeding to the business of the Servicer or (ii) of which more than 50% of the voting stock or voting power and 50% or more of the economic equity is owned directly or indirectly by America’s Car - Mart, Inc. and which executes an agreement of assumption to perform every obligation of the Servicer under this Agreement, shall be the successor to the Servicer under this Agreement, in each case, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding. Limitation on Liability of Servicer and Others .Neither the Servicer nor any of the directors or officers or employees or agents of the Servicer will be under any liability to the Issuer, the Indenture Trustee, the Owner Trustee, the Noteholders or the Certificateholders, except as provided under this Agreement or the other Transaction Documents, for any action taken or for refraining from the taking of any action pursuant to this Agreement or for errors in judgment; provided, however, that this provision will not protect the Servicer or any such Person against any liability that would otherwise be imposed by reason of willful misfeasance or bad faith in the performance of duties or by reason of its failure to perform its obligations or of reckless disregard of obligations and duties under this Agreement, or by reason of negligence in the performance of its duties under this Agreement (except for errors in judgment). The Servicer and any director, officer or employee or agent of the Servicer may rely in good faith on any Opinion of Counsel or on any Officer’s Certificate of the Seller or certificate of auditors believed to be genuine and to have been signed by the proper party in respect of any matters arising under this Agreement.Except as provided in this Agreement, the Servicer will not be under any obligation to appear in, prosecute, or defend any legal action that is not incidental to its duties to service the Receivables in accordance with this Agreement, and that in its opinion may involve it in any expense or liability; provided , however , that the Servicer may undertake any reasonable action that it may deem necessary or desirable in respect of this Agreement and the rights and duties of the parties to this Agreement and the interests of the Noteholders and the Certificateholders under this Agreement. In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs and liabilities of the Servicer. Notwithstanding the foregoing, if the Initial Servicer has been replaced as Servicer hereunder, any expenses or fees payable by the Servicer pursuant to this clause (b) shall be reimbursable by the Issuer in accordance with Section 4.4(a) of this Agreement or Section 5.4(b) of the Indenture, as applicable.

753507386 23738694 26 Sale and Servicing Agreement (ACMAT 2023 - 2) SECTION 6.5 Delegation of Duties . The Servicer and any Successor Servicer may, at any time without notice or consent, delegate (a) any or all of its duties (including, without limitation, its duties as custodian) under the Transaction Documents to any of its Affiliates or (b) specific duties (including, without limitation, its duties as custodian) to sub - contractors who are in the business of performing such duties; provided , that no such delegation shall relieve the Servicer of its responsibility with respect to such duties and the Servicer shall remain obligated and liable to the Issuer and the Indenture Trustee for its duties hereunder as if the Servicer alone were performing such duties. For any servicing activities delegated to third parties in accordance with this Section 6.5 , the Servicer shall follow such policies and procedures to monitor the performance of such third parties and compliance with such servicing activities as the Servicer follows with respect to comparable motor vehicle receivables serviced by the Servicer for its own account. SECTION 6.6 America’s Car Mart Servicing Not to Resign as Servicer . Subject to the provisions of Sections 6.3 and 6.5 , America’s Car Mart will not resign from the obligations and duties hereby imposed on it as Servicer under this Agreement except upon determination that the performance of its duties under this Agreement is no longer permissible under applicable law. Notice of any such determination permitting the resignation of America’s Car Mart will be communicated to the Issuer, the Backup Servicer and the Indenture Trustee at the earliest practicable time (and, if such communication is not in writing, will be confirmed in writing at the earliest practicable time) and any such determination will be evidenced by an Opinion of Counsel to such effect delivered to the Issuer and the Indenture Trustee concurrently with or promptly after such notice. No such resignation will become effective until the Backup Servicer as successor Servicer or another successor Servicer has assumed the responsibilities and obligations of the Servicer (except such responsibilities and obligations as are applicable only to the Initial Servicer). SECTION 6.7 Servicer May Own Notes . The Servicer, and any Affiliate of the Servicer, may, in its individual or any other capacity, become the owner or pledgee of Notes with the same rights as it would have if it were not the Servicer or an Affiliate thereof, except as otherwise expressly provided herein or in the other Transaction Documents. Except as set forth herein or in the other Transaction Documents, Notes so owned by or pledged to the Servicer or such Affiliate will have an equal and proportionate benefit under the provisions of this Agreement, without preference, priority or distinction as among all of the Notes. ARTICLE VII TERMINATION OF SERVICER SECTION 7.1 Termination and Replacement of Servicer . (a) If a Servicer Replacement Event shall have occurred and be continuing, the Indenture Trustee shall, at the direction of the Noteholders representing at least a majority of the Note Balance of the Controlling Class, by notice given to the Servicer (a “ Servicer Termination Notice ”), the Owner Trustee, the Backup Servicer, the Issuer, the Administrator, the Rating Agency and the Noteholders, terminate the rights and obligations of the Servicer under this Agreement with respect to the Receivables. In the event the Servicer is removed or resigns as

753507386 23738694 27 Sale and Servicing Agreement (ACMAT 2023 - 2) Servicer with respect to servicing the Receivables, the Indenture Trustee shall notify the Backup Servicer of such event and the Backup Servicer shall appoint a Successor Servicer pursuant to the Backup Serving Agreement. The Backup Servicer may appoint a Successor Servicer in accordance with the Backup Servicing Agreement or delegate any or all of its duties to any subcontractor or subservicer, in each case, without the consent of the Noteholders or any other party. Subject to Section 7.1(d) of this Agreement, upon the Servicer’s receipt of notice of termination, such Servicer will continue to perform its functions as Servicer under this Agreement only until the date specified in such termination notice or, if no such date is specified in such termination notice, until receipt of such notice. (b) Noteholders holding not less than a majority of the Note Balance of the Controlling Class (or, if no Notes are Outstanding, the Majority Certificateholders) may waive any Servicer Replacement Event. Upon any such waiver, such Servicer Replacement Event shall cease to exist and be deemed not to have occurred, and any Servicer Replacement Event arising therefrom shall be deemed not to have occurred for every purpose of this Agreement, but no such waiver shall extend to any prior, subsequent or other Servicer Replacement Event or impair any right consequent thereto. (c) If replaced, the Servicer agrees that it will comply with its obligations under the Backup Servicing Agreement with respect to the transition of servicing. (d) Upon the effectiveness of the assumption by the Person appointed by the Backup Servicer of its duties pursuant to this Section 7.1 and in accordance with the Backup Servicing Agreement, such Person shall be the successor in all respects to the Servicer in its capacity as Servicer under this Agreement with respect to the Receivables, and shall be subject to all the responsibilities, duties and liabilities relating thereto and subject to the limitations set forth in the Backup Servicing Agreement and this Agreement, except with respect to the obligations of the predecessor Servicer that survive its termination as Servicer, including indemnification obligations as set forth in Section 6.2(e) . In such event, the Indenture Trustee and the Owner Trustee are hereby authorized and empowered to execute and deliver, on behalf of the predecessor Servicer, as attorney - in - fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such termination and replacement of the Servicer, whether to complete the transfer and endorsement of the Receivables and related documents, or otherwise. No Servicer shall resign or be relieved of its duties under this Agreement, as Servicer of the Receivables, until a newly appointed Servicer for the Receivables shall have assumed the responsibilities and obligations of the resigning or terminated Servicer under this Agreement. The Indenture Trustee, subject to the prior consent of the Noteholders holding not less than a majority of the Note Balance of the Outstanding Notes, voting together as a single Class, by Act of such Holders delivered to the Issuer and Indenture Trustee, shall have the right to agree to compensation of a successor servicer in excess of that permitted under the Transaction Documents. Notwithstanding anything else herein to the contrary, in no event shall the Indenture Trustee be liable for any Servicing Fee or for any differential in the amount of the Servicing Fee paid hereunder and the amount necessary to induce the Backup Servicer or any other successor Servicer to act as successor Servicer under this Agreement and the transactions set forth or provided for herein.

753507386 23738694 28 Sale and Servicing Agreement (ACMAT 2023 - 2) (e) Any successor Servicer shall be an established institution whose regular business includes the servicing of comparable motor vehicle receivables . (f) For so long as Wilmington Trust, National Association is the Backup Servicer, all rights, benefits, protections, immunities and indemnities afforded to the Indenture Trustee under the Indenture shall be applicable to the Backup Servicer, mutatis mutandis . SECTION 7.2 Notification to Noteholders . Upon any termination of, or appointment of a successor to, the Servicer pursuant to this Article VII, the Indenture Trustee will give prompt written notice thereof to the Backup Servicer, the Owner Trustee, the Issuer, the Administrator and to the Noteholders and the Certificateholders at their respective addresses of record. SECTION 7.3 Limitation of Liability of Successor Servicer . (a) The Successor Servicer shall be liable hereunder only to the extent of the obligations in Article II, Article III, Section 4.2 and Article VI in this Agreement (as modified hereby) and shall have no other duties or obligations under any other Transaction Document other than as provided in clause (d) below. Notwithstanding anything contained in this Agreement, the Successor Servicer (including the Backup Servicer, if the Backup Servicer becomes the Successor Servicer) shall have (i) no liability with respect to any obligation which was required to be performed by the predecessor Servicer or any subservicer prior to the date that such Successor Servicer becomes the Servicer or any claim of a third party based on any alleged action or inaction of any predecessor Servicer, (ii) no obligation to perform any repurchase, reimbursement or advancing obligations, if any, of the Servicer or any subservicer (including, without limitation the repurchase obligations under Section 3.6 ), (iii) no obligation to pay any taxes required to be paid by the Servicer, (iv) no obligation to pay any of the expenses described in Section 3.1(b) , the fees, expenses or indemnities of the Indenture Trustee, Owner Trustee or Administrator in Section 3.10 , the expenses described in Section 6.2(b) and no obligation to pay any of the fees and expenses of any other party involved in this transaction, (v) no liability or obligation with respect to any Servicer indemnification, defense, or hold harmless obligations of any prior servicer including the original servicer. and (vi) no obligation with respect to the Exchange Act Filings in Section 3.11 . The indemnification obligations of a Successor Servicer are expressly limited to those instances of gross negligence or willful misconduct of such Successor Servicer.Other than the duties specifically set forth in this Agreement, the Backup Servicer shall have no obligations hereunder, including, to supervise, verify, monitor or administer the performance of the Servicer or any subservicer thereof, except, if at all, in its capacity as Successor Servicer. The Backup Servicer shall have no liability for any actions taken or omitted by the Servicer or any subservicer thereof, except, in its capacity, if at all, as Successor Servicer. Without limiting the generality of the foregoing, if a Successor Servicer is appointed, the duties and obligations of the Servicer contained herein and in each of the other Transaction Documents shall be deemed modified as follows: (i) any provision providing that the Servicer shall take or omit to take any action, or shall have any obligation to do or not do any other thing, upon its “knowledge” (or any derivation thereof), “discovery” (or any derivation thereof) or awareness (or any derivation thereof) shall be interpreted as the actual knowledge of a Responsible Officer of such Successor Servicer or such Responsible Officer’s receipt of a written notice thereof, (ii) such Successor Servicer shall not be liable for any claims, liabilities or expenses relating to the engagement of any accountants or any report issued in connection with

753507386 23738694 29 Sale and Servicing Agreement (ACMAT 2023 - 2) such engagement and dissemination of any such report of any accountants appointed by it (except to the extent that any such claims, liabilities or expenses are caused by such Successor Servicer’s gross negligence or willful misconduct) pursuant to the provisions of any Transaction Document, and the dissemination of such report shall, if applicable, be subject to the consent of such accountants, and (iii) such Successor Servicer shall have no obligation to provide investment direction pursuant to any Transaction Document requiring investment direction from the Servicer.No Successor Servicer will be responsible for delays attributable to any predecessor Servicer’s failure to deliver information, defects in the information supplied by such predecessor Servicer or other circumstances beyond the reasonable control of such Successor Servicer. In addition, a Successor Servicer shall have no responsibility and shall not be in default hereunder or incur any liability for any act or omission, failure, error, malfunction or any delay in carrying out any of its duties under this Agreement for: (A) any such failure or delay which results from such Successor Servicer acting in accordance with information prepared or supplied by a Person other than the Successor Servicer or the failure of any such other Person (including without limitation the parties hereto) or any other Transaction Document to prepare or provide such information or other circumstances beyond the reasonable control of such Successor Servicer; (B) any act or failure to act by any third party, including without limitation the parties hereto or any other Transaction Document; (C) any inaccuracy or omission in a notice or communication received by such Successor Servicer from any third parties; (D) the invalidity or unenforceability of any Receivable and the Receivable Files under applicable law; (E) the breach or inaccuracy of any representation or warranty made by America’s Car - Mart or any predecessor Servicer with respect to the Receivables and the Receivable Files; or (F) the acts or omissions of any predecessor Servicer.The Servicer shall perform all of its duties as Servicer as specifically enumerated herein and shall make deposits of Collections into the Collection Account pursuant to Section 8.2(a) of the Indenture. Additionally, the initial Servicer (i) shall provide written instruction to the Indenture Trustee regarding financing statements and file (or cause to be filed) financing statements pursuant to Sections 3.5 and 3.7 of the Indenture, (ii) shall exercise the powers necessary to cause the Issuer to engage in the activities listed in Section 2.3 of the Amended and Restated Trust Agreement, (iii) may, but shall not be obligated to, give investment directions to the Indenture Trustee pursuant to Section 8.3 of the Indenture, (iv) shall perform the duties of the Servicer as enumerated in the Custody Agreement and (v) shall perform the duties of the Servicer as enumerated in the Electronic Collateral Control Agreement; provided, however, that no Successor Servicer shall have any duty or obligation with respect the performance of the duties and obligations listed in this sentence. Reliance on Work Product . Notwithstanding anything contained in the Agreement to the contrary, any Successor Servicer is authorized to accept and rely on all of the accounting, records (including computer records) and work of the prior Servicer (collectively, the “Predecessor Servicer Work Product”) without any audit or other examination thereof, and such Successor Servicer shall have no duty, responsibility, obligation or liability for the acts and omissions of the prior Servicer. If any error, inaccuracy, omission or incorrect or non - standard practice or procedure (collectively, “Errors”) exist in any Predecessor Servicer Work Product and such Errors make it materially more difficult to service or should cause or materially contribute to the Successor Servicer making or continuing any Errors (collectively, “Continued Errors”), the Successor Servicer shall have no duty, responsibility, obligation or liability for such Continued Errors; provided, however, that the Successor Servicer agrees to use its best efforts to prevent further Continued Errors. In the event that the Successor Servicer becomes aware of Errors or Continued Errors, it shall, with the prior

753507386 23738694 30 Sale and Servicing Agreement (ACMAT 2023 - 2) consent of the Noteholders representing 66 2/3% of the Outstanding Notes, use its best efforts to reconstruct and reconcile such data as is commercially reasonable to correct such Errors and Continued Errors and to prevent future Continued Errors. The Successor Servicer shall be entitled to recover its costs thereby expended in accordance with Section 4.4 hereof. Initial Servicer’s Agent . The initial Servicer shall appoint any Successor Servicer as the initial Servicer’s agent to execute, file, prepare, or record documents and otherwise perform on the initial Servicer’s behalf and in the initial Servicer’s name all actions reasonably necessary for the Successor Servicer to perform its duties defined herein. The initial Servicer shall appoint the Successor Servicer as the initial Servicer’s attorney - in - fact to act in the name of the initial Servicer to perform the duties of Servicer. Upon such Successor Servicer’s request, the initial Servicer shall execute and deliver to the Successor Servicer a revocable and limited power of attorney to further authorize the Successor Servicer to perform its duties. CLEAN - UP CALL SECTION 8.1 Clean - Up Call by Servicer . The Servicer shall have the right at its option (the “ Clean - Up Call ”) to purchase (and/or to designate one or more other persons to purchase) the Receivables, the Receivable Files and the Related Security (other than the Reserve Account) from the Issuer on any Payment Date if both of the following conditions are satisfied: (i) as of the last day of the related Collection Period, the Note Balance has declined to 10% or less of the Note Balance as of the Closing Date, and (ii) the sum of the Optional Purchase Price and the Available Funds for such Payment Date would be sufficient to pay the sum of (A) the Servicing Fee for such Payment Date and all unpaid Servicing Fees with respect to prior periods, (B) all fees, expenses and indemnities owed to the Indenture Trustee, the Backup Servicer, the Calculation Agent, the Certificate Registrar and the Owner Trustee and not previously paid (without giving effect to any caps), (C) interest then due on the Outstanding Notes and (D) the aggregate unpaid Note Balance of all of the Outstanding Notes. To exercise the Clean - Up Call, the Servicer (or its designee) shall deposit the Optional Purchase Price into the Collection Account on the Redemption Date. To avoid insufficient funds being available to make all payments as set forth in Section 4.4(a) in full, the Indenture Trustee shall, upon written directions from the Servicer (or its designee), withdraw any remaining amount on deposit in the Reserve Account and deposit such amounts into the Collection Account no later than 12:00 noon, New York City time, on the Business Day prior to the date of the Clean - Up Call. The Servicer shall furnish written notice of its election to exercise the Optional Purchase to the Indenture Trustee and the Owner Trustee not later than ten days prior to the date of the Optional Purchase. If the Servicer (or its designee) exercises the Optional Purchase, all Outstanding Notes shall be due and payable under the Indenture and the Notes shall be redeemed and in each case in whole but not in part on the related Payment Date for the Redemption Price. Following any such Optional Purchase, any funds remaining in the Reserve Account will be distributed to or at the direction of the Servicer.

753507386 23738694 31 Sale and Servicing Agreement (ACMAT 2023 - 2) ARTICLE IX MISCELLANEOUS PROVISIONS SECTION 9.1 Amendment . (a) Any term or provision of this Agreement may be amended by the Seller and the Servicer, without the consent of the Indenture Trustee, any Noteholder, the Issuer, the Backup Servicer, the Paying Agent, the Owner Trustee or any other Person subject to the satisfaction of one of the following conditions: (i) the Seller or the Servicer delivers an Opinion of Counsel or Officer’s Certificate to the Indenture Trustee to the effect that such amendment will not materially and adversely affect the interests of the Noteholders; or (ii) the Rating Agency Condition is satisfied with respect to such amendment and the Seller or the Servicer notifies the Indenture Trustee in writing that the Rating Agency Condition is satisfied with respect to such amendment. (b) This Agreement (including Appendix A ) may also be amended from time to time by the Seller, the Servicer and the Indenture Trustee (when so directed by an Issuer Request), with the consent of the Holders of Notes evidencing not less than a majority of the aggregate Note Balance of the Controlling Class, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Noteholders; provided , that no such amendment shall (i) reduce the interest rate or principal amount of any Note or change or delay the Final Scheduled Payment Date of any Note without the consent of the Holder of such Note or (ii) reduce the percentage of the aggregate outstanding principal amount of the Outstanding Notes, the consent of which is required to consent to any matter without the consent of the Holders of at least the percentage of the Note Balance which was required to consent to such matter before giving effect to such amendment. It will not be necessary for the consent of Noteholders to approve the particular form of any proposed amendment or consent, but it will be sufficient if such consent approves the substance thereof. The manner of obtaining such consents (and any other consents of Noteholders provided for in this Agreement) and of evidencing the authorization of the execution thereof by Noteholders will be subject to such reasonable requirements as the Indenture Trustee may prescribe, including the establishment of record dates pursuant to the Depository Agreement. (c) Any term or provision of this Agreement (including Appendix A ) may also be amended from time to time by the Seller and the Servicer, for the purpose of conforming the terms of this Agreement to the description thereof in the Offering Memorandum without the consent of the Indenture Trustee, any Noteholder, the Issuer, the Backup Servicer, the Owner Trustee or any other Person; provided , however , that the Seller and the Servicer shall provide written notification of the substance of such amendment to the Indenture Trustee, the Backup Servicer, the Issuer and the Owner Trustee and promptly after the execution of any such amendment, the Seller and the Servicer shall furnish a copy of any such amendment to the Indenture Trustee, the Backup Servicer, the Issuer and the Owner Trustee.

753507386 23738694 32 Sale and Servicing Agreement (ACMAT 2023 - 2) (d) Prior to the execution of any amendment or consent pursuant to this Section 9.1 , the Servicer shall provide written notification of the substance of such amendment to the Rating Agency and the Owner Trustee; and promptly after the execution of any such amendment, or consent the Servicer shall furnish a copy of such amendment or consent to the Rating Agency, the Owner Trustee, the Backup Servicer, the Calculation Agent, the Paying Agent and the Indenture Trustee; provided , notwithstanding anything herein to the contrary, that no amendment pursuant to this Section 9.1 shall be effective which affects the rights, protections, immunities, indemnities or duties of the Indenture Trustee, the Backup Servicer, the Calculation Agent, the Paying Agent or the Owner Trustee without the prior written consent of such Person (which consent shall not be unreasonably withheld or delayed). (e) Prior to the execution of any amendment to this Agreement, the Owner Trustee, the Backup Servicer and the Indenture Trustee shall be entitled to receive and conclusively rely upon an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Agreement and that all conditions precedent to the execution and delivery of such amendment have been satisfied. The Owner Trustee, the Backup Servicer, the Paying Agent, the Calculation Agent and the Indenture Trustee may, but shall not be obligated to, enter into or execute on behalf of the Issuer, any such amendment which adversely affects the Owner Trustee’s, the Backup Servicer’s, the Paying Agent’s, the Calculation Agent’s or the Indenture Trustee’s, as applicable, own rights, protections, immunities, indemnities or duties under this Agreement. (f) Notwithstanding subsections (a) and (b) of this Section 9.1 , this Agreement may only be amended by the Seller and the Servicer if (i) the Majority Certificateholders consent to such amendment or (ii) such amendment shall not, as evidenced by an Officer’s Certificate of the Seller or the Servicer or an Opinion of Counsel delivered to the Indenture Trustee and the Owner Trustee, materially and adversely affect the interests of the Certificateholders. SECTION 9.2 Protection of Title . (a) The Seller shall authorize and file such financing statements and cause to be authorized and filed such continuation and other financing statements, all in such manner and in such places as may be required by law fully to preserve, maintain and protect the interest of the Issuer and the Indenture Trustee under this Agreement in the Purchased Assets (to the extent that the interest of the Issuer or the Indenture Trustee therein can be perfected by the filing of a financing statement). The Seller shall deliver (or cause to be delivered) to the Issuer file - stamped copies of, or filing receipts for, any document filed as provided above, as soon as available following such filing. (b) The Seller shall notify the Issuer in writing within ten (10) days following the occurrence of (i) any change in the Seller’s organizational structure as a limited liability company and (ii) any change in the Seller’s name. The Seller shall take all action prior to making such change (or shall have made arrangements to take such action substantially simultaneously with such change, if it is not possible to take such action in advance) reasonably necessary to amend all previously filed financing statements or continuation statements described in paragraph (a) above to maintain perfection of the Issuer in the Receivables and shall have delivered to the Indenture Trustee within thirty (30) days after such change an Opinion of

753507386 23738694 33 Sale and Servicing Agreement (ACMAT 2023 - 2) Counsel either (A) stating that, in the opinion of such counsel, all financing statements and continuation statements and amendments thereto have been executed and filed that are necessary to preserve and protect the interest of the Issuer in the Receivables or (B) stating that, in the opinion of such counsel, no such action shall be necessary to preserve and protect such interest. (c) The Seller shall give the Issuer and the Indenture Trustee at least five days’ prior written notice of any change of location of the Seller for purposes of Section 9 - 307 of the UCC and shall have taken all action prior to making such change (or shall have made arrangements to take such action substantially simultaneously with such change, if it is not practicable to take such action in advance) reasonably necessary or advisable to amend all previously filed financing statements or continuation statements described in paragraph (a) above. (d) The Servicer shall maintain (or cause its subservicer to maintain) in accordance with its Customary Servicing Practices accounts and records as to each Receivable accurately and in sufficient detail to permit (i) the reader thereof to know at any time the status of such Receivable, including payments and recoveries made and payments owing (and the nature of each) and (ii) reconciliation between payments or recoveries on (or with respect to) each Receivable and the amounts from time to time deposited in the Collection Account in respect of such Receivable. (e) The Servicer shall maintain (or shall cause its subservicer to maintain)its computer systems so that, from time to time after the conveyance under this Agreement of the Receivables, the master computer records (including any backup archives) that refer to a Receivable shall indicate clearly the interest of the Issuer in such Receivable and that such Receivable is owned by the Issuer (or its assignee) and has been pledged to the Indenture Trustee on behalf of the Noteholders pursuant to the Indenture. Indication of the Issuer’s and the Indenture Trustee’s interest in a Receivable shall not be deleted from or modified on such computer systems until, and only until, the related Receivable shall have been paid in full or repurchased. (f) If at any time the Servicer shall propose to sell, grant a security interest in or otherwise transfer any interest in motor vehicle receivables to any prospective purchaser, lender or other transferee, the Servicer shall give to such prospective purchaser, lender or other transferee computer tapes, records or printouts (including any restored from backup archives) that, if they shall refer in any manner whatsoever to any Receivable, shall indicate clearly that such Receivable has been sold and is owned by the Issuer (or its assignee) and has been pledged to the Indenture Trustee on behalf of the Noteholders. SECTION 9.3 Other Liens or Interests . Except for the conveyances and grants of security interests pursuant to this Agreement and the other Transaction Documents, the Seller shall not sell, pledge, assign or transfer the Receivables or other property transferred to the Issuer to any other Person, or grant, create, incur, assume or suffer to exist any Lien (other than Permitted Liens) on any interest therein, and the Seller shall defend the right, title and interest of the Issuer (or its assignee) in, to and under such Receivables and other property transferred to the Issuer against all claims of third parties claiming through or under the Seller.

753507386 23738694 34 Sale and Servicing Agreement (ACMAT 2023 - 2) SECTION 9.4 Transfers Intended as Sale; Security Interest . (a) Each of the parties hereto expressly intends and agrees that the transfers contemplated and effected under this Agreement are complete and absolute sales, transfers, assignments, contributions and conveyances without recourse rather than pledges or assignments of only a security interest and shall be given effect as such for all purposes. It is further the intention of the parties hereto that the Receivables and related Transferred Assets shall not be part of the Seller’s estate in the event of a bankruptcy or insolvency of the Seller. The sales and transfers by the Seller of Receivables and related Transferred Assets hereunder are and shall be without recourse to, or representation or warranty (express or implied) by, the Seller, except as otherwise specifically provided herein. The limited rights of recourse specified herein against the Seller are intended to provide a remedy for breach of representations and warranties relating to the condition of the property sold, rather than to the collectability of the Receivables. (b) Notwithstanding the foregoing, in the event that the Receivables and other Transferred Assets are held to be property of the Seller, or if for any reason this Agreement is held or deemed to create indebtedness or a security interest in the Receivables and other Transferred Assets, then it is intended that: (i) This Agreement shall be deemed to be a security agreement within the meaning of Articles 8 and 9 of the New York UCC and the UCC of any other applicable jurisdiction; (ii) The conveyance provided for in Section 2.1 shall be deemed to be a grant by the Seller of, and the Seller hereby grants to the Issuer, a security interest in all of its right (including the power to convey title thereto), title and interest, whether now owned or hereafter acquired, in and to the Receivables and other Transferred Assets, to secure such indebtedness and the performance of the obligations of the Seller hereunder; (iii) The possession by the Issuer or the Servicer as the Issuer’s agent, of the Receivable Files and any other property that constitute instruments, money, negotiable documents or chattel paper shall be deemed to be “possession by the secured party” or possession by the purchaser or a person designated by such purchaser, for purposes of perfecting the security interest pursuant to the New York UCC and the UCC of any other applicable jurisdiction; and (iv) Notifications to persons holding such property, and acknowledgments, receipts or confirmations from persons holding such property, shall be deemed to be notifications to, or acknowledgments, receipts or confirmations from, bailees or agents, as applicable, of the Issuer for the purpose of perfecting such security interest under applicable law. SECTION 9.5 Information Requests . The parties hereto shall provide any information reasonably requested by the Servicer, the Issuer, the Seller or any of their Affiliates,

753507386 23738694 35 Sale and Servicing Agreement (ACMAT 2023 - 2) in order to comply with or obtain more favorable treatment under any current or future law, rule, regulation, accounting rule or principle. SECTION 9.6 Notices, Etc. All demands, notices and communications hereunder shall be in writing and shall be delivered or mailed by registered or certified first - class United States mail, postage prepaid, hand delivery, prepaid courier service or by electronic transmission, and addressed in each case as set forth on Schedule I hereto or at such other address as shall be designated by any of the specified addressees in a written notice to the other parties hereto. Any notice required or permitted to be mailed to a Noteholder shall be given by first class mail, postage prepaid, at the address of such Noteholder as shown in the Note Register. Delivery shall occur only upon receipt or reported tender of such communication by an officer of the recipient entitled to receive such notices located at the address of such recipient for notices hereunder; provided , however , that any notice to a Noteholder mailed within the time and manner prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the Noteholder shall receive such notice. SECTION 9.7 Choice of Law . THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL, SUBSTANTIVE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO THE RULES THEREOF RELATING TO CONFLICTS OF LAW, OTHER THAN SECTIONS 5 - 1401 AND 5 - 1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS. SECTION 9.8 Headings . The article and section headings hereof have been inserted for convenience only and shall not be construed to affect the meaning, construction or effect of this Agreement. SECTION 9.9 Counterparts and Electronic Signature . This Agreement shall be valid, binding, and enforceable against a party only when executed by an authorized individual on behalf of the party by means of (i) an electronic signature that complies with the federal Electronic Signatures in Global and National Commerce Act, state enactments of the Uniform Electronic Transactions Act, and/or any other relevant electronic signatures law, in each case to the extent applicable; (ii) an original manual signature; or (iii) a faxed, scanned, or photocopied manual signature. Each electronic signature or faxed, scanned, or photocopied manual signature shall for all purposes have the same validity, legal effect, and admissibility in evidence as an original manual signature. Each party hereto shall be entitled to conclusively rely upon, and shall have no liability with respect to, any electronic signature or faxed, scanned, or photocopied manual signature of any other party and shall have no duty to investigate, confirm or otherwise verify the validity or authenticity thereof. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute only one instrument. Notwithstanding the foregoing, with respect to any notice provided for in this Agreement or any instrument required or permitted to be delivered hereunder, any party hereto receiving or relying upon such notice or instrument shall be entitled to request execution thereof by original manual signature as a condition to the effectiveness thereof.

753507386 23738694 36 Sale and Servicing Agreement (ACMAT 2023 - 2) SECTION 9.10 Waivers . No failure or delay on the part of the Servicer, the Seller, the Issuer or the Indenture Trustee in exercising any power or right hereunder (to the extent such Person has any power or right hereunder) shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right. No notice to or demand on any party hereto in any case shall entitle it to any notice or demand in similar or other circumstances. No waiver or approval by any party hereto under this Agreement shall, except as may otherwise be stated in such waiver or approval, be applicable to subsequent transactions. No waiver or approval under this Agreement shall require any similar or dissimilar waiver or approval thereafter to be granted hereunder. SECTION 9.11 Entire Agreement . The Transaction Documents contain a final and complete integration of all prior expressions by the parties hereto with respect to the subject matter thereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter thereof, superseding all prior oral or written understandings. There are no unwritten agreements among the parties with respect to the transactions described in the Transaction Documents. SECTION 9.12 Severability of Provisions . If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement. SECTION 9.13 Binding Effect . This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. This Agreement shall create and constitute the continuing obligations of the parties hereto in accordance with its terms, and shall remain in full force and effect until such time as the parties hereto shall agree. SECTION 9.14 Acknowledgment and Agreement . By execution below, the Seller expressly acknowledges and consents to the pledge, assignment and Grant of a security interest in the Receivables, the other Transferred Assets and the Issuer’s rights under this Agreement by the Issuer to the Indenture Trustee pursuant to the Indenture for the benefit of the Noteholders. In addition, the Seller hereby acknowledges and agrees that for so long as the Notes are outstanding, the Indenture Trustee will have the right to exercise all powers, privileges and claims of the Issuer under this Agreement in the event that the Issuer shall fail to exercise the same. SECTION 9.15 Cumulative Remedies . The remedies herein provided are cumulative and not exclusive of any remedies provided by law. SECTION 9.16 Nonpetition Covenant . Each party hereto agrees that, prior to the date which is one year and one day after payment in full of all obligations of each Bankruptcy Remote Party in respect of all securities issued by any Bankruptcy Remote Party (i) such party hereto shall not authorize any Bankruptcy Remote Party to commence a voluntary winding - up or other voluntary case or other Proceeding seeking liquidation, reorganization or other relief with

753507386 23738694 37 Sale and Servicing Agreement (ACMAT 2023 - 2) respect to such Bankruptcy Remote Party or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect in any jurisdiction or seeking the appointment of an administrator, a trustee, receiver, liquidator, custodian or other similar official with respect to such Bankruptcy Remote Party or any substantial part of its property or to consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other Proceeding commenced against such Bankruptcy Remote Party, or to make a general assignment for the benefit of, its creditors generally, any party hereto or any other creditor of such Bankruptcy Remote Party, and (ii) such party shall not commence, join with any other Person in commencing or institute with any other Person, any Proceeding against such Bankruptcy Remote Party under any bankruptcy, reorganization, liquidation or insolvency law or statute now or hereafter in effect in any jurisdiction; provided , however , that the foregoing shall not prevent the Owner Trustee from filing a proof of claim in any such Proceeding. This Section shall survive the termination of this Agreement. SECTION 9.17 Submission to Jurisdiction; Waiver of Jury Trial . Each of the parties hereto hereby irrevocably and unconditionally: (a) submits for itself and its property in any Proceeding relating to this Agreement or any documents executed and delivered in connection herewith, or for recognition and enforcement of any judgment in respect thereof, to the nonexclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York and appellate courts from any thereof; (b) consents that any such Proceeding may be brought and maintained in such courts and waives any objection that it may now or hereafter have to the venue of such Proceeding in any such court or that such Proceeding was brought in an inconvenient court and agrees not to plead or claim the same; (c) agrees that service of process in any such Proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Person at its address determined in accordance with Section 9.6 of this Agreement; (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and (e) to the extent permitted by applicable law, each party hereto irrevocably waives all right of trial by jury in any Proceeding or counterclaim based on, or arising out of, under or in connection with this Agreement, any other Transaction Document, or any matter arising hereunder or thereunder. SECTION 9.18 Limitation of Liability . (a) It is expressly understood and agreed by the parties that (a) this document is executed and delivered by BNY Mellon Trust of Delaware, not individually or personally, but solely as Owner Trustee of the Issuer, in the exercise of the powers and authority conferred and vested in it pursuant to the Trust Agreement, (b) each of the representations, warranties, covenants, undertakings and agreements herein made on the part of the Issuer is made and

753507386 23738694 38 Sale and Servicing Agreement (ACMAT 2023 - 2) intended not as personal representations, warranties, covenants undertakings and agreements by BNY Mellon Trust of Delaware, but is made and intended for the purpose of binding only the Issuer, (c) nothing herein contained shall be construed as creating any liability on BNY Mellon Trust of Delaware, individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties hereto and by any person claiming by, through or under the parties hereto, (d) BNY Mellon Trust of Delaware has made no investigation as to the accuracy or completeness of any representations or warranties made by the Owner Trustee or the Issuer in this Agreement and (e) under no circumstances shall BNY Mellon Trust of Delaware, be personally liable for the payment of any indebtedness or expenses of the Issuer or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Issuer under this Agreement or under the Notes or any of the other Transaction Documents or in any of the certificates, notices or agreements delivered pursuant thereto, as to all of which recourse shall be had solely to the assets of the Issuer . (b) Notwithstanding anything contained herein to the contrary, this Agreement has been executed and delivered by Wilmington Trust, National Association, not in its individual capacity but solely as Indenture Trustee and Paying Agent, respectively, and in no event shall it have any liability for the representations, warranties, covenants, agreements or other obligations of the Issuer under the Notes or any of the other Transaction Documents or in any of the certificates, notices or agreements delivered pursuant thereto, as to all of which recourse shall be had solely to the assets of the Issuer ; provided that the Indenture Trustee shall be responsible for its actions as Indenture Trustee hereunder and under the Indenture . Under no circumstances shall the Indenture Trustee or the Paying Agent be personally liable for the payment of any indebtedness or expense of the Issuer or be liable for the breach or failure of any obligations, representation, warranty or covenant made or undertaken by the Issuer under the Transaction Documents . For the purposes of this Agreement, in the performance of its duties or obligations hereunder, the Indenture Trustee shall be subject to, and entitled to the benefits of, the terms and provisions of Article VI of the Indenture . SECTION 9.19 Third - Party Beneficiaries . This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns and BNY Mellon Trust of Delaware, in its individual capacity and as Owner Trustee shall be an express third - party beneficiary hereof and may enforce the provisions hereof as if it were a party hereto. Except as otherwise provided in this Section, no other Person will have any right hereunder. SECTION 9.20 Information to Be Provided by the Indenture Trustee . The Indenture Trustee shall, to the extent the Indenture Trustee has received any repurchase or replacement request with respect to any Receivable, no later than the fifth Business Day after the last day of each calendar month, provide notice to the Seller and America’s Car Mart (each, a “ Car - Mart Party ” and, collectively, the “ Car - Mart Parties ”), in a form to be mutually agreed upon by America’s Car Mart and the Indenture Trustee, of (i) all demands communicated to a Responsible Officer of the Indenture Trustee for the repurchase or replacement of any Receivable for breach of the representations and warranties concerning such Receivable and (ii) any actions taken by the Indenture Trustee with respect to such demand communicated to the Indenture Trustee in respect of any Receivables. In addition, the Indenture Trustee shall, upon

753507386 23738694 39 Sale and Servicing Agreement (ACMAT 2023 - 2) written request of either Car - Mart Party, at any time such Car - Mart Party reasonably feels necessary, provide notification to the Car - Mart Parties with respect to any actions taken by the Indenture Trustee as soon as practicable and in any event within five Business Days of receipt of such request. [SIGNATURES FOLLOW]

IN WITNESS WHEREOF, the parties have caused this Sale and Servicing Agreement to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written. ACM FUNDING, LLC, as Seller By M - ., ௭ ¥ 753507386 23738694 S - 1 Sale and Servicing Agreement (ACMAT 2023 - 2) Name: VicR.ie D. Judy Title: President

ACM AUTO TRUST 2023 - 2 , as Issuer By: BNY Mellon Trust of Delaware, not in its individual capacity but solely as Owner Trustee By: Name: Title: Dawn Plows Agent 753507386 23738694 S - 2 Sale and Servicing Agreement (ACMAT 2023 - 2)

CAR MART, INC., as Servicer 753507386 23738694 S - 3 Sale and Servicing Agreement (ACMAT 2023 - 2) effrey A. Williams President

WILMINGTON TRUST, NATIONAL ASSOCIATION , not in its individual capacity but solely as Indenture Trustee, Backup Servicer, Paying Agent and Calculation Agent By: Name: Cindy Davis Title: Vice President 753507386 23738694 S - 4 Sale and Servicing Agreement (ACMAT 2023 - 2)

Sale and Servicing Agreement 753507386 23738694 I - 1 Schedule I to SCHEDULE I NOTICE ADDRESSES If to the Issuer : ACM Auto Trust 2023 - 2 c/o BNY Mellon Trust of Delaware 301 Bellevue Parkway, 3rd Floor Wilmington, Delaware 19809 Attention: Corporate Trust Administration with copies to the Administrator and the Indenture Trustee If to the Sponsor, the Servicer or the Administrator : America’s Car Mart, Inc. 1805 N 2nd St, Suite 401 Rogers, Arkansas 72756 Telephone: (479) 464 - 9444 Attention: Brett Papasan If to the Seller or the Depositor : ACM Funding, LLC 1805 N 2nd St, Suite 401 Rogers, Arkansas 72756 Telephone: (479) 464 - 9444 Attention: Brett Papasan If to Colonial : Colonial Auto Finance, Inc. 1805 N 2nd St, Suite 401 Rogers, Arkansas 72756 Telephone: (479) 464 - 9444 Attention: Brett Papasan If to the Indenture Trustee, Backup Servicer, Paying Agent, Calculation Agent or Certificate Registrar : Wilmington Trust, National Association Rodney Square North 1100 North Market Street Wilmington, Delaware 19890 - 0001 Attention: Corporate Trust Administration – ACMAT 2023 - 2

Sale and Servicing Agreement 753507386 23738694 I - 2 Schedule I to If to the Owner Trustee : BNY Mellon Trust of Delaware 301 Bellevue Parkway, 3rd Floor Wilmington, Delaware 19809 Attention: Corporate Trust Administration If to S&P : S&P Global Ratings 55 Water Street New York, New York 10041 Attention: Asset Backed Surveillance Department

753507386 23738694 A - 1 Exhibit A to Sale and Servicing Agreement EXHIBIT A FORM OF ASSIGNMENT PURSUANT TO SALE AND SERVICING AGREEMENT [ ], 2023 For value received, in accordance with the Sale and Servicing Agreement (the “ Agreement ”), dated as of July 6 , 2023 , by and between ACM Auto Trust 2023 - 2 , a Delaware statutory trust (the “ Issuer ”), ACM Funding, LLC, a Delaware limited liability company (the “ Seller ”), America’s Car Mart, Inc . , an Arkansas corporation (“ America’s Car Mart ”) and Wilmington Trust, National Association, a national banking association, as indenture trustee, as backup servicer, as paying agent and as calculation agent, on the terms and subject to the conditions set forth in the Agreement, the Seller does hereby irrevocably sell, transfer, assign, contribute and otherwise convey to the Issuer on the Closing Date, without recourse (subject to the obligations in the Agreement) all right, title and interest of the Seller, whether now owned or hereafter acquired, in, to and under the Receivables set forth on the schedule of Receivables delivered by the Seller to the Issuer on the date hereof, the Collections after the Cut - Off Date, the Receivable Files and the Related Security relating thereto, together with all of the Seller’s rights under the Purchase Agreement and all proceeds of the foregoing, which sale shall be effective as of the Cut - Off Date . The foregoing sale does not constitute and is not intended to result in an assumption by the Issuer of any obligation of the Seller to the Obligors, the Originators, insurers or any other Person in connection with the Receivables or the other assets and properties conveyed hereunder or any agreement, document or instrument related thereto . This assignment is made pursuant to and upon the representations, warranties and agreements on the part of the undersigned contained in the Agreement and is governed by the Agreement . Capitalized terms used herein and not otherwise defined shall have the meaning assigned to them in the Agreement . [Remainder of page intentionally left blank.]

753507386 23738694 A - 2 Exhibit A to Sale and Servicing Agreement IN WITNESS HEREOF, the undersigned has caused this assignment to be duly executed as of the date first above written. ACM FUNDING, LLC By: Name: Title:

753507386 23738694 B - 1 Exhibit B to Sale and Servicing Agreement EXHIBIT B PERFECTION REPRESENTATIONS, WARRANTIES AND COVENANTS In addition to the representations, warranties and covenants contained in this Agreement, the Seller hereby represents, warrants and covenants to the Issuer and the Indenture Trustee as follows on the Closing Date: General 1. This Agreement creates a valid and continuing security interest (as defined in the applicable UCC) in the Receivables and the other Transferred Assets in favor of the Issuer, which security interest is prior to all other Liens, and is enforceable as such as against creditors of and purchasers from the Seller. 2. The Receivables constitute “tangible chattel paper,” “accounts,” “instruments” or “general intangibles,” within the meaning of the UCC. 3. Each Receivable is secured by a first priority validly perfected security interest in the related Financed Vehicle in favor of the Originator (or its assignee), as secured party, or all necessary actions with respect to such Receivable have been taken or will be taken to perfect a first priority security interest in the related Financed Vehicle in favor of the Originator (or its assignee), as secured party. Creation 4. Immediately prior to the sale, transfer, assignment and conveyance of a Receivable by the Seller to the Issuer, the Seller owned and had good and marketable title to such Receivable free and clear of any Lien created by Colonial (except any Lien which will be released prior to assignment of such Receivable under this Agreement), and immediately after the sale, transfer, assignment and conveyance of such Receivable to the Issuer, the Issuer will have good and marketable title to such Receivable free and clear of any Lien created by Colonial (other than Permitted Liens). 5. The Seller has received all consents and approvals to the sale of the Receivables hereunder to the Issuer required by the terms of the Receivables that constitute instruments. Perfection 6. The Seller has caused or will have caused, within ten days after the effective date of this Agreement, the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under applicable law in order to perfect the sale of the Receivables from the Seller to the Issuer, and the security interest in the Receivables granted to the Issuer hereunder; and the Servicer, in its capacity as custodian, has in its possession the original copies of such instruments or tangible chattel paper that constitute or evidence the Receivables, and all financing statements referred to in this paragraph contain a statement that: “A purchase of or

753507386 23738694 B - 2 Exhibit B to Sale and Servicing Agreement security interest in any collateral described in this financing statement will violate the rights of the Secured Party/Purchaser”. 7. With respect to Receivables that constitute instruments or tangible chattel paper, either: (i) All original executed copies of each such instrument or tangible chattel paper have been delivered to the Indenture Trustee, as pledgee of the Issuer; or (ii) Such instruments or tangible chattel paper are in the possession of the Servicer and the Indenture Trustee has received a written acknowledgment from the Servicer that the Servicer, in its capacity as custodian, is holding such instruments or tangible chattel paper solely on behalf and for the benefit of the Indenture Trustee, as pledgee of the Issuer; or (iii) The Servicer received possession of such instruments or tangible chattel paper after the Indenture Trustee received a written acknowledgment from the Servicer that the Servicer is acting solely as agent of the Indenture Trustee, not in its individual capacity but solely as Indenture Trustee, as pledgee of the Issuer. Priority 8. Neither the Seller nor Colonial has authorized the filing of, or is aware of any financing statements against either the Seller or Colonial that include a description of collateral covering the Receivables other than any financing statement (i) relating to the conveyance of the Receivables by Colonial to the Seller under the Purchase Agreement, (ii) relating to the conveyance of the Receivables by the Seller to the Issuer under the Sale and Servicing Agreement, (iii) relating to the security interest granted by the Issuer to the Indenture Trustee under the Indenture or (iv) that has been terminated. 9. Neither the Seller nor Colonial is aware of any material judgment, ERISA or tax lien filings against either the Seller or Colonial. 10. None of the instruments or tangible chattel paper that constitute or evidence the Receivables has any marks or notations indicating that they have been pledged, assigned or otherwise conveyed to any Person other than the Seller, the Issuer or the Indenture Trustee. Survival of Perfection Representations 11. Notwithstanding any other provision of this Agreement or any other Transaction Document, the perfection representations, warranties and covenants contained in this Exhibit B shall be continuing, and remain in full force and effect until such time as all obligations under the Transaction Documents and the Notes have been finally and fully paid and performed.

753507386 23738694 B - 3 Exhibit B to Sale and Servicing Agreement No Waiver 12. The Seller and the Servicer shall provide the Rating Agency with prompt written notice of any material breach of the perfection representations, warranties and covenants contained in this Exhibit B , and shall not, without satisfying the Rating Agency Condition, waive a breach of any of such perfection representations, warranties or covenants.

753507386 23738694 C - 1 Exhibit C to Sale and Servicing Agreement EXHIBIT C Monthly Data File Interest Collections, Recoveries, Fees Repurchase Prices Pool Balance Defaulted Receivables Repurchased Receivables Cram down losses and other principal adjustments Pool Factor  Principal Collections         Delinquencies (Current, 31 - 60 Days Delinquent, 61 - 90 Days Delinquent, over 90 Days Delinquent)  Losses (Current Period Gross Charge - Off, Current Period Recoveries, Current Period Net Losses, Cumulative Gross Charge - Off, Cumulative Recoveries, Cumulative Net Losses, Cumulative Gross Charge Offs Percentage, Cumulative Net Loss Percentage)  Current Period Deferrals and Extensions  Current Period Deferrals and Extensions Percentage

EXECUTION VERSION APPENDIX A DEFINITIONS The following terms have the meanings set forth, or referred to, below: “ Accrued Class A Note Interest ” means, with respect to any Payment Date, the sum of the Class A Noteholders’ Monthly Accrued Interest for such Payment Date and the Class A Noteholders’ Interest Carryover Shortfall for such Payment Date. “ Accrued Class B Note Interest ” means, with respect to any Payment Date, the sum of the Class B Noteholders’ Monthly Accrued Interest for such Payment Date and the Class B Noteholders’ Interest Carryover Shortfall for such Payment Date. “ Act ” has the meaning set forth in Section 11.3(a) of the Indenture. “ Administration Agreement ” means the Administration Agreement, dated as of the Closing Date, between the Administrator, the Issuer and the Indenture Trustee, as the same may be amended, restated, modified or supplemented from time to time. “ Administrator ” means America’s Car Mart or any successor Administrator under the Administration Agreement. “ Affiliate ” means, for any specified Person, any other Person which, directly or indirectly, controls, is controlled by or is under common control with such specified Person, and “affiliated” has a meaning correlative to the foregoing. For purposes of this definition, “control” means the power, directly or indirectly, to cause the direction of the management and policies of a Person. “ America’s Car Mart ” means Americas Car Mart, Inc., an Arkansas corporation, and its successor - in - interest. “ Applicable Tax State ” means, as of any date, each of the following: (a) the State in which the Issuer is located and (b) the States of Texas and Arkansas. “ Authenticating Agent ” means any Person authorized by the Indenture Trustee to act on behalf of the Indenture Trustee to authenticate and deliver the Notes. “ Authorized Newspaper ” means a newspaper of general circulation in the City of New York, printed in the English language and customarily published on each Business Day, whether or not published on Saturdays, Sundays and holidays. “ Authorized Officer ” means (a) with respect to the Issuer, (i) any officer of the Owner Trustee who is authorized to act for the Owner Trustee in matters relating to the Issuer (including any agent of the Owner Trustee acting under a power of attorney) and who is identified on the list of Authorized Officers delivered by the Owner Trustee to the Indenture Trustee on the Closing Date (as such list may be modified or supplemented from time to time thereafter), or (ii) so long as the Administration Agreement is in effect, any officer of the Administrator who is authorized to act for the Administrator in matters relating to the Issuer pursuant to the 753507398 23738694 Definitions (ACMAT 2023 - 2)

753507398 23738694 A - 2 Definitions (ACMAT 2023 - 2) Administration Agreement and who is identified on the list of Authorized Officers delivered by the Administrator to the Owner Trustee and the Indenture Trustee on the Closing Date (as such list may be modified or supplemented from time to time thereafter), and (b) with respect to the Owner Trustee, the Indenture Trustee, the Administrator, the Servicer and the Backup Servicer, any officer of the Owner Trustee, the Indenture Trustee, the Administrator, the Servicer or the Backup Servicer, as applicable, who is authorized to act for the Owner Trustee, the Indenture Trustee, the Administrator, the Servicer or the Backup Servicer, as applicable, in matters relating to the Transaction Documents and who is identified on the list of Authorized Officers delivered by each of the Owner Trustee, the Indenture Trustee, the Administrator, the Servicer and the Backup Servicer, as applicable, to the Indenture Trustee on the Closing Date (as such list may be modified or supplemented from time to time thereafter). “ Available Funds ” means, for any Payment Date and the related Collection Period, an amount equal to the sum of the following amounts: (i) all Collections received by the Servicer during such Collection Period, (ii) the sum of the Repurchase Prices deposited into the Collection Account with respect to each Receivable that will be a Repurchased Receivable on such Payment Date, (iii) the Reserve Account Excess Amount for such Payment Date and (iv) the Optional Purchase Price deposited into the Collection Account in connection with the exercise of the Clean - Up Call. “ Available Funds Shortfall Amount ” means, as of any Payment Date, the amount, if any, by which the sum of the amounts required to be paid pursuant to clauses first through sixth of Section 4.4(a) of the Sale and Servicing Agreement exceeds the Available Funds for such Payment Date. “ Backup Servicer ” means Wilmington Trust, National Association, a national banking association, in its capacity as the backup servicer under the Backup Servicing Agreement. “ Backup Servicing Agreement ” means the Backup Servicing Agreement, dated as of the Closing Date, among the Servicer, the Issuer, the Indenture Trustee and the Backup Servicer. “ Backup Servicing Fee ” means, for any Payment Date, an amount equal to $4,250; provided , however , that if the Backup Servicer becomes the Successor Servicer, such fee shall no longer be paid. “ Bankruptcy Code ” means the United States Bankruptcy Code, 11 U.S.C. 101 et seq., as amended. “ Bankruptcy Event ” means, with respect to any Person, (i) the filing of a decree or order for relief by a court having jurisdiction in the premises in respect of such Person in an involuntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of such Person, or ordering the winding - up or liquidation of such Person’s affairs, and such decree or order shall remain unstayed and in effect for a period of 90 consecutive days or (ii) the commencement by such Person of a voluntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or the consent by such Person to the entry of an order for relief in an involuntary case under any

753507398 23738694 A - 3 Definitions (ACMAT 2023 - 2) such law, or the consent by such Person to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of such Person, or the making by such Person of any general assignment for the benefit of creditors, or the failure by such Person generally to pay its debts as such debts become due, or the taking of action by such Person in furtherance of any of the foregoing. “ Bankruptcy Remote Party ” means each of the Seller, the Issuer, any other trust created by the Seller or any limited liability company or corporation wholly - owned by the Seller. “ Benefit Plan ” means (i) any “employee benefit plan” as defined in Section 3(3) of ERISA, that is subject to Title I of ERISA, (ii) a “plan” as described by Section 4975 of the Code, that is subject to Section 4975 of the Code or (iii) any entity or account deemed to hold the “plan assets” of any of the foregoing. “ Book - Entry Notes ” means a beneficial interest in the Notes, ownership and transfers of which shall be made through book entries by a Clearing Agency as described in Section 2 . 10 of the Indenture . “ Business Day ” means any day other than a Saturday, a Sunday or a day on which banking institutions in the States of Delaware, Arkansas, Texas or New York, or in the state in which the Corporate Trust Office of the Indenture Trustee or the Owner Trustee is located, are authorized or obligated by law, executive order or government decree to be closed; provided that, when used in the context of a Payment Date, Business Day means any day other than (i) a Saturday or Sunday or (ii) a day on which the Federal Reserve Bank of New York is closed. “ Calculation Agent ” means Wilmington Trust, National Association, in its capacity as calculation agent under the Sale and Servicing Agreement and its successors and permitted assigns in such capacity . “ Certificate ” means a certificate substantially in the form of Exhibit A to the Trust Agreement evidencing a beneficial ownership interest in the Issuer. For the avoidance of doubt, the references in the Transaction Documents to a “Certificate” or a “Certificateholder,” unless the context otherwise requires, shall be deemed to be references to “Certificates” or “Certificateholders” if more than one Certificate has been issued. “ Certificate of Title ” means, with respect to any Financed Vehicle, the certificate of title or other documentary evidence of ownership of such Financed Vehicle as issued by the department, agency or official of the jurisdiction (whether in paper or electronic form) in which such Financed Vehicle is titled and which is responsible for accepting applications for, and maintaining records regarding, certificates of title and liens thereon. “ Certificate Register ” has the meaning specified in Section 3.4 of the Trust Agreement. “ Certificate Registrar ” has the meaning specified in Section 3.4 of the Trust Agreement. “ Certificateholder ” means, as of any date, the Person in whose name a Certificate is registered on the Certificate Register on such date.

753507398 23738694 A - 4 Definitions (ACMAT 2023 - 2) “ Class ” means a group of Notes whose form is identical except for variation in denomination, principal amount or owner, and references to “each Class” thus mean each of the Class A Notes and the Class B Notes. “ Class A Final Scheduled Payment Date ” means the Payment Date occurring in June 2030. “ Class A Interest Rate ” means 7.97% per annum (computed on the basis of a 360 - day year consisting of twelve 30 - day months). “ Class A Note Balance ” means, at any time, the Initial Class A Note Balance reduced by all payments of principal made prior to such time on the Class A Notes. “ Class A Noteholder ” means the Person in whose name a Class A Note is registered on the Note Register. “ Class A Noteholders’ Interest Carryover Shortfall ” means, with respect to any Payment Date, the excess, if any, of (A) the sum of (i) the Class A Noteholders’ Monthly Accrued Interest for the preceding Payment Date and (ii) any Class A Noteholders’ Interest Carryover Shortfall on such preceding Payment Date, over (B) the amount in respect of interest that was actually paid to Noteholders of Class A Notes on such preceding Payment Date, plus interest on the amount of interest due but not paid to Noteholders of Class A Notes on such preceding Payment Date, to the extent permitted by law, at the Class A Interest Rate for the related Interest Period . “ Class A Noteholders’ Monthly Accrued Interest ” means, with respect to any Payment Date, the aggregate interest accrued for the related Interest Period on the Class A Notes at the Class A Interest Rate on the Class A Note Balance on the Closing Date, with respect to the first Payment Date, and on the immediately preceding Payment Date, after giving effect to all payments of principal to the Class A Noteholders on or prior to such preceding Payment Date, with respect to each subsequent Payment Date . “ Class A Notes ” means the Class of Auto Loan Asset Backed Notes designated as Class A Notes issued in accordance with the Indenture. “ Class B Final Scheduled Payment Date ” means the Payment Date occurring in June 2030. “ Class B Interest Rate ” means 9.85% per annum (computed on the basis of a 360 - day year consisting of twelve 30 - day months). “ Class B Note Balance ” means, at any time, the Initial Class B Note Balance reduced by all payments of principal made prior to such time on the Class B Notes. “ Class B Noteholder ” means the Person in whose name a Class B Note is registered on the Note Register. “ Class B Noteholders’ Interest Carryover Shortfall ” means, with respect to any Payment Date, the excess, if any, of (A) the sum of (i) the Class B Noteholders’ Monthly Accrued Interest

753507398 23738694 A - 5 Definitions (ACMAT 2023 - 2) for the preceding Payment Date and (ii) any Class B Noteholders’ Interest Carryover Shortfall on such preceding Payment Date, over (B) the amount in respect of interest that was actually paid to Noteholders of Class B Notes on such preceding Payment Date, plus interest on the amount of interest due but not paid to Noteholders of Class B Notes on such preceding Payment Date, to the extent permitted by law, at the Class B Interest Rate for the related Interest Period . “ Class B Noteholders’ Monthly Accrued Interest ” means, with respect to any Payment Date, the aggregate interest accrued for the related Interest Period on the Class B Notes at the Class B Interest Rate on the Class B Note Balance on the Closing Date, with respect to the first Payment Date, and on the immediately preceding Payment Date, after giving effect to all payments of principal to the Class B Noteholders on or prior to such preceding Payment Date, with respect to each subsequent Payment Date . “ Class B Notes ” means the Class of Auto Loan Asset Backed Notes designated as Class B Notes issued in accordance with the Indenture. “ Clean - Up Call ” has the meaning set forth in Section 8.1 of the Sale and Servicing Agreement. “ Clearing Agency ” means an organization registered as a “clearing agency” pursuant to Section 17A of the Exchange Act and shall initially be DTC. “ Clearing Agency Participant ” means a broker, dealer, bank or other financial institution, or other Person for which from time to time a Clearing Agency effects book - entry transfers and pledges of securities deposited with the Clearing Agency. “ Closing Date ” means July 6, 2023. “ Code ” means the Internal Revenue Code of 1986, as amended, modified or supplemented from time to time, and any successor law thereto, and the regulations promulgated and the rulings issued thereunder. “ Collateral ” has the meaning set forth in the Granting Clause of the Indenture. “ Collection Account ” means the trust account established and maintained pursuant to Section 4 . 1 of the Sale and Servicing Agreement . “ Collection Period ” means the period commencing on the first day of each calendar month and ending on the last day of such calendar month (or, in the case of the initial Collection Period, the period commencing on the close of business on the Cut - Off Date and ending on June 30, 2023). As used herein, the “related” Collection Period with respect to any date of determination or a Payment Date shall be deemed to be the Collection Period which immediately precedes such date of determination or Payment Date. “ Collections ” means, to the extent received by the Servicer after the Cut - Off Date, the sum of (A) with respect to any Receivable, (i) any monthly payment by or on behalf of the Obligor thereunder, (ii) any full or partial prepayment of such Receivable, and (iii) any other amounts received by or paid by the Servicer which, in accordance with the Customary Servicing

753507398 23738694 A - 6 Definitions (ACMAT 2023 - 2) Practices, would customarily be applied to the payment of accrued interest or to reduce the Principal Balance of the Receivable, including rebates of premiums with respect to the cancellation or termination of any Insurance Policy, extended warranty or service contract that was financed by such Receivable and (B) Net Liquidation Proceeds ; provided , however , that the term “Collections” in no event will include (1) for any Payment Date, any amounts in respect of any Receivable the Repurchase Price of which has been included in the Available Funds on a prior Payment Date, (2) any Supplemental Servicing Fees or (3) any Unrelated Amounts . “ Colonial ” means Colonial Auto Finance, Inc., an Arkansas corporation, or its successor - in - interest. “ Commission ” means the U.S. Securities and Exchange Commission. “ Contract ” means, with respect to any Receivable, the motor vehicle retail installment sale contract and/or note and security agreement, any amendments thereto and any related documentary draft, if applicable, evidencing such Receivable. “ Contract Rate ” means, with respect to a Receivable, the rate per annum at which interest accrues under the Contract evidencing such Receivable. Such rate may be less or more than the “Annual Percentage Rate” disclosed in the Receivable. “ Controlling Class ” means, with respect to any Notes Outstanding, the Class A Notes as long as any Class A Notes are Outstanding, and, thereafter, the Class B Notes as long as any Class B Notes are Outstanding. “ Controlling Party ” means an executive officer or senior manager or any other individual who regularly performs similar functions; including any individual who performs such function indirectly through a Person that beneficially owns or controls the Issuer or an agent of the Issuer, as applicable. “ Corporate Trust Office ” means: (a) as used with respect to the Indenture Trustee, the principal office of the Indenture Trustee at which at any particular time its corporate trust business shall be administered, which office at the date of the execution of the Indenture is located at Wilmington Trust, National Association, Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890, Attention: Corporate Trust Administration – ACMAT 2023 - 2, or at such other address as the Indenture Trustee may designate from time to time by notice to the Noteholders, the Administrator, the Servicer, the Owner Trustee and the Issuer, or the principal corporate trust office of any successor Indenture Trustee (the address of which the successor Indenture Trustee will notify the Noteholders, the Administrator, the Servicer, the Owner Trustee and the Issuer); (b) as used with respect to the Owner Trustee, the corporate trust office of the Owner Trustee located at 301 Bellevue Parkway, 3rd Floor, Wilmington, Delaware 19809, Attention: Corporate Trust Administration, or at such other address as the Owner Trustee may designate by notice to the Certificateholders and the Seller, or the principal corporate trust office of any successor Owner Trustee (the address of which the successor Owner Trustee will notify the Certificateholders and the Seller); and

753507398 23738694 A - 7 Definitions (ACMAT 2023 - 2) (c) as used with respect to the Certificate Registrar, the principal office of the Certificate Registrar at which at any particular time its corporate trust business shall be administered, which office at date of the execution of the Trust Agreement is located at Wilmington Trust, National Association, Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890, Attention: Corporate Trust Administration – ACMAT 2023 - 2, or at such other address as the Certificate Registrar may designate from time to time by notice to the Certificateholders, the Indenture Trustee, the Owner Trustee and the Issuer, or the principal corporate trust office of any successor Certificate Registrar (the address of which the successor Certificate Registrar will notify the Certificateholders, the Indenture Trustee, the Owner Trustee and the Issuer). “ Cram Down Loss ” means, with respect to any Receivable (other than a Defaulted Receivable) as to which any court in any bankruptcy, insolvency or other similar Proceeding issues an order reducing the principal amount to be paid on such Receivable or otherwise modifies any payment terms with respect thereto, an amount equal to the amount of the principal reduction ordered by such court. A “Cram Down Loss” will be deemed to have occurred on the date of issuance of such court’s order. “ Customary Servicing Practices ” means the customary servicing practices of the Servicer, the Backup Servicer (as Successor Servicer) or any other Successor Servicer or any subservicer with respect to all comparable motor vehicle receivables that the Servicer, the Successor Servicer or such subservicer, as applicable, services for itself and others, as such customary servicing practices may be changed from time to time, it being understood that the Servicer, the Successor Servicer and the subservicers may not have the same “ Customary Servicing Practices. ” “ Cut - Off Date ” means May 31, 2023. “ Debt - For - Tax Opinion ” means an Opinion of Counsel, of nationally recognized tax counsel, delivered to the Depositor and the Indenture Trustee stating that the Notes specified therein will be debt for United States federal income tax purposes . “ Default ” means any occurrence that is, or with notice or lapse of time or both would become, an Event of Default. “ Defaulted Receivable ” means, with respect to any Collection Period, a Receivable as to which (a) a related monthly payment became 120 days past due during such Collection Period and the Servicer has not repossessed the related Financed Vehicle, (b) the Servicer has either repossessed and liquidated the related Financed Vehicle or repossessed and held the related Financed Vehicle in its repossession inventory for 90 days, whichever occurs first, or (c) the Servicer has charged - off in full the related Principal Balance or has determined that such Principal Balance should be charged - off in full on the servicing records of the Servicer in accordance with its Customary Servicing Practices. “ Deficiency Balance ” means, with respect to any Receivable, any deficiency balance, charged - off amount, Principal Balance, accrued interest and/or fees and any Related Security;

753507398 23738694 A - 8 Definitions (ACMAT 2023 - 2) provided, that such amounts and Related Security relate to a Receivable which is a Defaulted Receivable. “ Definitive Note ” means a definitive fully registered Note issued pursuant to Section 2.12 of the Indenture. “ Delivery ” when used with respect to Trust Account Property means: (a) with respect to (I) bankers’ acceptances, commercial paper, and negotiable certificates of deposit and other obligations that constitute “instruments” as defined in Section 9 - 102(a)(47) of the UCC and are susceptible of physical delivery, transfer of actual possession thereof to the Indenture Trustee or its nominee or custodian by physical delivery to the Indenture Trustee or its nominee or custodian endorsed to the Indenture Trustee or its nominee or custodian or endorsed in blank, and (II) with respect to a “certificated security” (as defined in Section 8 - 102(a)(4) of the UCC) transfer of actual possession thereof (i) by physical delivery of such certificated security to the Indenture Trustee or its nominee or custodian endorsed to, or registered in the name of, the Indenture Trustee or its nominee or custodian or endorsed in blank, or to another person, other than a “securities intermediary” (as defined in Section 8 - 102(a)(14) of the UCC), who acquires possession of the certificated security on behalf of the Indenture Trustee or its nominee or custodian or, having previously acquired possession of the certificate, acknowledges that it holds for the Indenture Trustee or its nominee or custodian or (ii) if such certificated security is in registered form, by delivery thereof to a “securities intermediary”, endorsed to or registered in the name of the Indenture Trustee or its nominee or custodian, and the making by such “securities intermediary” of entries on its books and records identifying such certificated securities as belonging to the Indenture Trustee or its nominee or custodian and the sending by such “securities intermediary” of a confirmation of the purchase of such certificated security by the Indenture Trustee or its nominee or custodian (all of the foregoing, “ Physical Property ”), and, in any event, any such Physical Property in registered form shall be in the name of the Indenture Trustee or its nominee or custodian; and such additional or alternative procedures as may hereafter become appropriate to effect the complete transfer of ownership of any such Trust Account Property to the Indenture Trustee or its nominee or custodian, consistent with changes in applicable law or regulations or the interpretation thereof; (b) with respect to any securities issued by the U.S. Treasury, the Federal Home Loan Mortgage Corporation, the Federal National Mortgage Association or the other government agencies, instrumentalities and establishments of the United States identified in Appendix A to Federal Reserve Bank Operating Circular No. 7 as in effect from time to time that is a “book - entry security” (as such term is defined in Federal Reserve Bank Operating Circular No. 7) held in a securities account and eligible for transfer through the Fedwire® Securities Service operated by the Federal Reserve System pursuant to Federal book - entry regulations, the following procedures, all in accordance with applicable law, including applicable Federal regulations and Articles 8 and 9 of the UCC: book - entry registration of such Trust Account Property to an appropriate securities account maintained with a Federal Reserve Bank by a “participant” (as such term is defined in Federal Reserve Bank Operating Circular No. 7) that is a “depository institution” (as defined in Section 19(b)(1)(A) of the Federal Reserve Act) pursuant to applicable Federal regulations, and issuance by such depository institution of a deposit notice or other written confirmation of such book - entry registration to the Indenture Trustee or its nominee or

753507398 23738694 A - 9 Definitions (ACMAT 2023 - 2) custodian of the purchase by the Indenture Trustee or its nominee or custodian of such book - entry securities; the making by such depository institution of entries in its books and records identifying such book entry security held through the Federal Reserve System pursuant to Federal book - entry regulations or a security entitlement thereto as belonging to the Indenture Trustee or its nominee or custodian and indicating that such depository institution holds such Trust Account Property solely as agent for the Indenture Trustee or its nominee or custodian; and such additional or alternative procedures as may hereafter become appropriate to effect complete transfer of ownership of any such Trust Account Property to the Indenture Trustee or its nominee or custodian, consistent with changes in applicable law or regulations or the interpretation thereof; and (c) with respect to any item of Trust Account Property that is an “uncertificated security” (as defined in Section 8 - 102(a)(18) of the UCC) and that is not governed by clause (b) above, (i) registration on the books and records of the issuer thereof in the name of the Indenture Trustee or its nominee or custodian, or (ii) registration on the books and records of the issuer thereof in the name of another person, other than a securities intermediary, who acknowledges that it holds such uncertificated security for the benefit of the Indenture Trustee or its nominee or custodian. “ Depositor ” means ACM Funding, LLC in its capacity as Depositor under the Trust Agreement. “ Depository Agreement ” means the agreement, dated as of the Closing Date, executed by the Issuer in favor of DTC, as initial Clearing Agency, relating to the Notes, as the same may be amended or supplemented from time to time . “ Determination Date ” means the fifth Business Day preceding the related Payment Date, beginning July 13 , 2023 . “ Dollar ” and “ $ ” mean lawful currency of the United States. “ Domestic Corporation ” means an entity that is treated as a corporation for United States federal income tax purposes and is a U . S . Tax Person . “ DTC ” means The Depository Trust Company and its successors. “ Electronic Means ” means the following communications methods: e - mail, facsimile transmission, secure electronic transmission containing applicable authorization codes, passwords and/or authentication keys issued by the Owner Trustee, or another method or system specified by the Owner Trustee as available for use in connection with its services under the Trust Agreement. “ Eligible Account ” means a segregated trust account with the corporate trust department of a depository institution whose deposits are insured by the FDIC acting in its fiduciary capacity organized under the laws of the United States or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank) having corporate trust powers and acting as trustee for funds deposited in such account so long as the issuer credit rating of such depository institution shall have a credit rating from S&P of at least “BBB” and from any other NRSRO (if

753507398 23738694 A - 10 Definitions (ACMAT 2023 - 2) rated by another NRSRO) in one of its generic rating categories which signifies investment grade. Any such trust account may be maintained with the Owner Trustee, the Indenture Trustee or any of their respective Affiliates if such accounts meet the requirements of the preceding sentence. “ Eligible Investments ” means any one or more of the following types of investments: (a) direct obligations of, and obligations fully guaranteed as to timely payment by, the United States; (b) demand deposits, time deposits or certificates of deposit of any depository institution (including any Affiliate of the Seller, the Servicer, the Indenture Trustee, the Backup Servicer or the Owner Trustee) or trust company incorporated under the laws of the United States or any state thereof or the District of Columbia (or any domestic branch of a foreign bank) and subject to supervision and examination by Federal or state banking or depository institution authorities (including depository receipts issued by any such institution or trust company as custodian with respect to any obligation referred to in clause (a) above or a portion of such obligation for the benefit of the holders of such depository receipts), provided that , at the time of the investment or contractual commitment to invest therein (which shall be deemed to be made again each time funds are reinvested following each Payment Date), the commercial paper or other short - term senior unsecured debt obligations (other than such obligations the rating of which is based on the credit of a Person other than such depository institution or trust company) of such depository institution or trust company shall have a credit rating from S&P of at least “A - 1”; (c) commercial paper (including commercial paper of any Affiliate of the Seller, the Servicer, the Indenture Trustee, the Backup Servicer or the Owner Trustee) having, at the time of the investment or contractual commitment to invest therein, a credit rating from S&P of at least “A - 1”; (d) investments in money market funds (including funds for which the Seller, the Servicer, the Indenture Trustee or the Owner Trustee or any of their respective Affiliates is investment manager or advisor) having a credit rating in the highest rating category from S&P and from any other NRSRO (if rated by another NRSRO) then rating such money market funds; (e) bankers’ acceptances issued by any depository institution or trust company referred to in clause (b) above; (f) repurchase obligations with respect to any security that is a direct obligation of, or fully guaranteed by, the United States or any agency or instrumentality thereof, the obligations of which are backed by the full faith and credit of the United States, in either case entered into with a depository institution or trust company (acting as principal) referred to in clause (b) above ; and (g) any other investment as to which the Rating Agency Condition shall have been satisfied.

753507398 23738694 A - 11 Definitions (ACMAT 2023 - 2) Each of the Eligible Investments may be purchased from the Indenture Trustee or through an Affiliate of the Indenture Trustee. Each Eligible Investment must mature or be liquidated on the Business Day immediately preceding the next Payment Date. “ ERISA ” means the Employee Retirement Income Security Act of 1974, as amended. “ Event of Default ” has the meaning set forth in Section 5.1 of the Indenture. “ Exchange Act ” means the Securities Exchange Act of 1934, as amended. “ FATCA ” means Sections 1471 through 1474 of the Code, any regulations or official interpretations thereunder or official interpretations thereof, and any current or future agreements entered into pursuant to Section 1471(b)(1) of the Code, any published intergovernmental agreement entered into in connection with the implementation of such sections of the Code, and any applicable fiscal or regulatory legislation, rules or official practices adopted pursuant to such published intergovernmental agreement. “ FATCA Withholding ” means any withholding or deduction required pursuant to FATCA. “ Final Scheduled Payment Date ” means, with respect to (i) the Class A Notes, the Class A Final Scheduled Payment Date and (ii) the Class B Notes, the Class B Final Scheduled Payment Date. “ Financed Vehicle ” means an automobile, light - duty truck, SUV or van, together with all accessions thereto, securing an Obligor’s indebtedness under the applicable Receivable. “ First Allocation of Principal ” means, with respect to any Payment Date, an amount equal to the excess, if any, of (a) the Class A Note Balance as of such Payment Date (before giving effect to any principal payments made on the Class A Notes on such Payment Date) over (b) the Pool Balance as of the end of the related Collection Period; provided , however , that the First Allocation of Principal for any Payment Date on and after the Final Scheduled Payment Date for the Class A Notes shall not be less than the amount that is necessary to reduce the Note Balance of the Class A Notes to zero. “ GAAP ” means generally accepted accounting principles in the USA applied on a materially consistent basis. “ Governmental Authority ” means any (a) Federal, state, municipal, foreign or other governmental entity, board, bureau, agency or instrumentality, (b) administrative or regulatory authority (including any central bank or similar authority) or (c) court or judicial authority. “ Grant ” means mortgage, pledge, bargain, sell, warrant, alienate, remise, release, convey, assign, transfer, create, grant a lien upon and a security interest in and right of set - off against, deposit, set over and confirm pursuant to the Indenture. A Grant of the Collateral or of any other agreement or instrument shall include all rights, powers and options (but none of the obligations) of the Granting party thereunder, including the immediate and continuing right to claim for, collect, receive and give receipt for principal and interest payments in respect of the Collateral

753507398 23738694 A - 12 Definitions (ACMAT 2023 - 2) and all other moneys payable thereunder, to give and receive notices and other communications, to make waivers or other agreements, to exercise all rights and options, to bring Proceedings in the name of the Granting party or otherwise, and generally to do and receive anything that the Granting party is or may be entitled to do or receive thereunder or with respect thereto. Other forms of the verb “to Grant” shall have correlative meanings. “ Hague Securities Convention ” means the Hague Convention on the Law Applicable to Certain Rights in Respect of Securities held with an Intermediary (concluded July 5 , 2006 ) . “ Holder ” means, as the context may require, the Certificateholder or a Noteholder or both. “ Indenture ” means the Indenture, dated as of the Closing Date, between the Issuer and the Indenture Trustee, as the same may be amended, restated, modified or supplemented from time to time . “ Indenture Trustee ” means Wilmington Trust, National Association, a national banking association, not in its individual capacity but as indenture trustee under the Indenture or any successor trustee under the Indenture. “ Independent ” means, when used with respect to any specified Person, that such Person (i) is in fact independent of the Issuer, any other obligor upon the Notes, the Administrator and any Affiliate of any of the foregoing Persons, (ii) does not have any direct financial interest or any material indirect financial interest in the Issuer, any such other obligor upon the Notes, the Administrator or any Affiliate of any of the foregoing Persons and (iii) is not connected with the Issuer, any such other obligor upon the Notes, the Administrator or any Affiliate of any of the foregoing Persons as an officer, employee, promoter, underwriter, trustee, partner, director or Person performing similar functions . “ Initial Certificate Transfer Opinion ” means an opinion rendered by nationally recognized tax counsel (i) upon the initial transfer by the Depositor of a Certificate that results in the Issuer being treated as a partnership for United States federal income tax purposes and (ii) while any Note retained by the Issuer or a Person that is considered the same Person as the Issuer for United States federal income tax purposes is outstanding that (x) such Note will be debt for United States federal income tax purposes or (y) the transfer by the Depositor of such Certificate will not cause the Issuer to be treated as an association or publicly traded partnership taxable as a corporation. “ Initial Class A Note Balance ” means $271,640,000. “ Initial Class B Note Balance ” means $88,700,000. “ Initial Purchasers ” means BMO Capital Markets Corp. and SMBC Nikko Securities America, Inc. “ Initial Reserve Account Deposit Amount ” means an amount equal to $ 11 , 087 , 384 . 86 .

753507398 23738694 A - 13 Definitions (ACMAT 2023 - 2) “ Initial Servicer ” means America’s Car Mart, Inc., an Arkansas corporation, the initial servicer under the Sale and Servicing Agreement. “ Insurance Policy ” means (i) any theft and physical damage insurance policy maintained by or on behalf of the Obligor under a Receivable providing coverage against loss or damage to or theft of the related Financed Vehicle and (ii) any credit life or credit disability insurance maintained by an Obligor in connection with any Receivable. “ Interest Period ” means, with respect to any Payment Date, from and including the 20 th day of the calendar month preceding such Payment Date (or from and including the Closing Date in the case of the first Payment Date) to but excluding the 20 th day of the month in which such Payment Date occurs. “ Interest Rate ” means, (a) with respect to the Class A Notes, the Class A Interest Rate, or (b) with respect to the Class B Notes, the Class B Interest Rate. “ Investment Company Act ” means the Investment Company Act of 1940, as amended. “ Investor Report ” has the meaning set forth in Section 4.6 of the Sale and Servicing Agreement. “ Investor Reporting Date ” means the second Business Day preceding the related Payment Date, beginning July 18, 2023. “ Issuer ” means ACM Auto Trust 2023 - 2, a Delaware statutory trust established pursuant to the Trust Agreement, until a successor replaces it and, thereafter, means the successor and, for purposes of any provision contained in the Transaction Documents, each other obligor on the Notes. “ Issuer Order ” and “ Issuer Request ” means a written order or request of the Issuer signed in the name of the Issuer by any one of its Authorized Officers and delivered to the Indenture Trustee. “ Lien ” means, for any asset or property of a Person, a lien, security interest, mortgage, pledge or encumbrance in, of or on such asset or property in favor of any other Person, except any Permitted Lien . “ Liquidation Expenses ” means, with respect to any Defaulted Receivable and any Receivable for which the related Financed Vehicle has been repossessed, any expenses (including, without limitation, any auction, painting, repair or refurbishment expenses in respect of the related Financed Vehicle) incurred by the Servicer in connection with the collection of such Receivable or the repossession or liquidation of the related Financed Vehicle . “ Liquidation Proceeds ” means, with respect to any Defaulted Receivable, (a) insurance proceeds received by the Servicer, (b) amounts received by the Servicer in connection with such Receivable pursuant to the exercise of rights under that Receivable and (c) the monies collected by the Servicer (from whatever source, including proceeds of a sale of a Financed Vehicle, a Deficiency Balance recovered from the Obligor after the charge - off of such Receivable or as a

753507398 23738694 A - 14 Definitions (ACMAT 2023 - 2) result of any recourse against an unrelated third - party, if any) on such Receivable other than any monthly payments by or on behalf of the Obligor thereunder or any full or partial prepayment of such Receivable, in the case of each of the foregoing clauses (a) through (c), net of any outstanding related Liquidation Expenses and any payments required by law to be remitted to the related Obligor ; provided , however , that the Repurchase Price for any Receivable shall not constitute “Liquidation Proceeds” . “ Majority Certificateholders ” means Certificateholders holding in the aggregate more than 50% of the Percentage Interests. “ Monthly Data File ” means the monthly data file delivered pursuant to Section 3.8 of the Sale and Servicing Agreement. “ Net Liquidation Proceeds ” means, for any Collection Period, the sum of all Liquidation Proceeds received during such Collection Period less all Liquidation Expenses incurred during such Collection Period. “ Note ” means a Class A Note or Class B Note, in each case substantially in the forms of Exhibit A to the Indenture. “ Note Balance ” means, with respect to any date of determination, for any Class, the Class A Note Balance or the Class B Note Balance, as applicable, or, with respect to the Notes generally, the sum of all of the foregoing. “ Note Factor ” means, for any Payment Date and each Class of Notes, a six - digit decimal figure equal to the Note Balance of such Class of Notes as of the end of the related Collection Period divided by the Note Balance of such Class of Notes as of the Closing Date. The Note Factor will be 1.000000 as of the Closing Date; thereafter, the Note Factor will decline to reflect reductions in the Note Balance of such Class of Notes. “ Note Owner ” means, with respect to a Book - Entry Note, the Person who is the beneficial owner of such Book - Entry Note, as reflected on the books of the Clearing Agency or a Person maintaining an account with such Clearing Agency (directly as a Clearing Agency Participant or as an indirect participant, in each case in accordance with the rules of such Clearing Agency). “ Note Purchase Agreement ” means the Note Purchase Agreement, dated as of June 28, 2023, between the Structuring Agent, the Initial Purchasers, the Sponsor, Colonial and the Depositor. “ Note Register ” and “ Note Registrar ” have the respective meanings set forth in Section 2.4 of the Indenture. “ Noteholder ” means, as of any date, the Person in whose name a Note is registered on the Note Register on such date. “ Notes ” means, collectively, the Class A Notes and the Class B Notes.

753507398 23738694 A - 15 Definitions (ACMAT 2023 - 2) “ NRSRO ” means the Rating Agency, or any other nationally recognized statistical rating organization. “ Obligor ” means, for any Receivable, each Person obligated to pay such Receivable. “ Offering Memorandum ” means the final offering memorandum dated June 28, 2023 relating to the Notes. “ Officer’s Certificate ” means (i) with respect to the Issuer, a certificate signed by any Authorized Officer of the Administrator on behalf of the Issuer, and (ii) with respect to the Seller, the Administrator or the Servicer, a certificate signed by the chairman of the board, the president, any executive vice president, any vice president, the treasurer, any assistant treasurer or the controller of the Seller, the Administrator or the Servicer, as applicable. “ Opinion of Counsel ” means one or more written opinions of counsel who may, except as otherwise expressly provided in the Indenture or any other applicable Transaction Document, be employees of or counsel to the Issuer, the Servicer, the Seller or the Administrator, and which opinion or opinions comply with any applicable requirements of the Transaction Documents and are in form and substance reasonably satisfactory to the recipient(s). Opinions of Counsel need address matters of law only and may be based upon stated assumptions as to relevant matters of fact. “ Optional Purchase Price ” means, on any Payment Date, the greater of (a) the aggregate Outstanding Note Balance plus accrued and unpaid interest thereon at the applicable Interest Rate up to but excluding that Payment Date (after giving effect to all distributions pursuant to Section 4.4(a) of the Sale and Servicing Agreement on such Payment Date) and (b) the Pool Balance. “ Originators ” means, collectively, America’s Car Mart, Inc. and Texas Car - Mart, Inc. “ Other Assets ” means any assets (or interests therein) conveyed or purported to be conveyed by the Seller to another Person or Persons other than the Issuer, whether by way of a sale, capital contribution or by virtue of the granting of a lien. “ Outstandin g” means, as of any date, all Notes (or all Notes of an applicable Class) theretofore authenticated and delivered under the Indenture except: (i) Notes (or Notes of an applicable Class) theretofore cancelled by the Note Registrar or delivered to the Note Registrar for cancellation; (ii) Notes (or Notes of an applicable Class) or portions thereof the payment for which money in the necessary amount has been theretofore deposited with the Indenture Trustee or any Paying Agent in trust for the related Noteholders ( provided , however , that if such Notes are to be redeemed, notice of such redemption has been duly given pursuant to the Indenture or provision therefor, satisfactory to the Indenture Trustee, has been made); and (iii) Notes (or Notes of an applicable Class) in exchange for or in lieu of other Notes (or Notes of such Class) that have been authenticated and delivered pursuant to the Indenture

753507398 23738694 A - 16 Definitions (ACMAT 2023 - 2) unless proof satisfactory to the Indenture Trustee is presented that any such Notes are held by a bona fide purchaser; provided that in determining whether Noteholders holding the requisite Note Balance have given any request, demand, authorization, direction, notice, consent, vote or waiver hereunder or under any Transaction Document, Notes owned by the Issuer, the Seller, any Certificateholder, the Servicer, the Administrator or any of their respective Affiliates shall be disregarded and deemed not to be Outstanding unless all of the Notes are then owned by the Issuer, the Seller, any Certificateholder, the Servicer, the Administrator or any of their respective Affiliates, except that, in determining whether the Indenture Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent, vote or waiver, only Notes that a Responsible Officer of the Indenture Trustee knows to be so owned shall be so disregarded. Notes so owned that have been pledged in good faith may be regarded as Outstanding if the pledgee thereof establishes to the satisfaction of the Indenture Trustee such pledgee’s right so to act with respect to such Notes and that such pledgee is not the Issuer, the Seller, any Certificateholder, the Servicer, the Administrator or any of their respective Affiliates. “ Owner Trustee ” means BNY Mellon Trust of Delaware, a Delaware banking corporation, not in its individual capacity but solely as owner trustee under the Trust Agreement, and any successor Owner Trustee thereunder. “ Paying Agent ” means the Indenture Trustee or any other Person that meets the eligibility standards for the Indenture Trustee set forth in Section 6 . 11 of the Indenture and is authorized by the Issuer to make the payments of principal of or interest on the Notes on behalf of the Issuer . “ Payment Date ” means the 20 th day of each calendar month; provided , however , whenever a Payment Date would otherwise be a day that is not a Business Day, the Payment Date shall be the next Business Day. The initial Payment Date will be July 20, 2023. As used herein, the “related” Payment Date with respect to a Collection Period shall be deemed to be the Payment Date which immediately follows such Collection Period. “ Payment Default ” has the meaning set forth in Section 5.4(a) of the Indenture. “ Percentage Interest ” means, with respect to a Certificate, the individual percentage interest of such Certificate, which shall be specified on the face thereof and which shall represent the percentage of certain distributions of the Issuer beneficially owned by such Certificateholder. The sum of the Percentage Interests for all of the Certificates shall be 100%. “ Permitted Liens ” means (a) any liens created by the Transaction Documents, (b) any liens for taxes not yet due and payable or the amount of which is being contested in good faith by appropriate Proceedings, (c) any liens of mechanics, suppliers, vendors, materialmen, laborers, employees, repairmen and other like liens securing obligations which are not due and payable or the amount or validity of which is being contested in good faith by appropriate Proceedings and (d) any liens created by the Obligor that are subordinate to the lien created by the Receivable. “ Person ” means any individual, corporation, limited liability company, estate, partnership, joint venture, association, joint stock company, trust (including any beneficiary

753507398 23738694 A - 17 Definitions (ACMAT 2023 - 2) thereof), unincorporated organization or government or any agency or political subdivision thereof. “ Physical Property ” has the meaning specified in the definition of “ Delivery ” above. “ Plan ” means an “employee benefit plan” as defined in Section 3(3) of ERISA whether or not subject to Title I of ERISA, a “plan” as defined in Section 4975 of the Code, or an entity or account deemed to hold plan assets of any of the foregoing. “ Pool Balance ” means, at any time, the aggregate outstanding Principal Balance of the Receivables (other than Defaulted Receivables) at such time. “ Pool Factor ” means, for any Payment Date, a six - digit decimal equal to the Pool Balance as of the end of the related Collection Period divided by the aggregate Principal Balance of the Receivables as of the Cut - Off Date . The Pool Factor will be 1 . 000000 as of the Closing Date ; thereafter, the Pool Factor will decline to reflect reductions in the Pool Balance . “ Predecessor Note ” means, with respect to any particular Note, every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; provided , however , for the purpose of this definition, any Note authenticated and delivered under Section 2.5 of the Indenture in lieu of a mutilated, destroyed, lost or stolen Note shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Note. “ Principal Balance ” means, as of any time, for any Receivable, the outstanding principal balance of such Receivable determined in accordance with the Customary Servicing Practices . “ Proceeding ” means any suit in equity, action at law or other judicial or administrative proceeding. “ Purchase Agreement ” means the Purchase Agreement, dated as of the Closing Date, between Colonial, as seller, and the Seller, as buyer, as amended, restated, modified or supplemented from time to time. “ Purchased Assets ” has the meaning set forth in Section 2.1 of the Purchase Agreement. “ Qualified Institutional Buyer ” has the meaning specified in Rule 144A. “ Rating Agency ” means S&P. “ Rating Agency Condition ” means, with respect to any event or circumstance and the Rating Agency, either (a) written confirmation (which may be in the form of a letter, a press release or other publication, or a change in the Rating Agency’s published ratings criteria to this effect) by the Rating Agency that the occurrence of such event or circumstance will not cause the Rating Agency to downgrade, qualify or withdraw its rating assigned to any of the Notes or (b) that the Rating Agency will have been given notice of that event or circumstance at least ten days prior to the occurrence of that event or circumstance (or, if ten days’ advance notice is impracticable, as much advance notice as is practicable and is acceptable to the Rating Agency) and the Rating Agency shall not have issued any written notice that the occurrence of that event

753507398 23738694 A - 18 Definitions (ACMAT 2023 - 2) or circumstance will itself cause the Rating Agency to downgrade, qualify or withdraw its rating assigned to any of the Notes. “ Receivable ” means any Contract with respect to a used automobile, light - duty truck, SUV or van which shall appear on the Schedule of Receivables and all Related Security in connection therewith which has not been released from the lien of the Indenture. “ Receivable File ” has the meaning set forth in Section 2.2(a) of the Sale and Servicing Agreement. “ Record Date ” means, unless otherwise specified in any Transaction Document, with respect to any Payment Date or Redemption Date, (i) for any Definitive Notes and for the Certificates, the close of business on the last Business Day of the calendar month immediately preceding the calendar month in which such Payment Date or Redemption Date occurs and (ii) for any Book - Entry Notes, the close of business on the Business Day immediately preceding such Payment Date or Redemption Date . “ Records ” means, for any Receivable, all contracts, books, records and other documents or information (including computer programs, tapes, disks, software and related property and rights, to the extent legally transferable) relating to such Receivable or the related Obligor . “ Redemption Date ” means, in the case of a redemption of the Notes pursuant to Section 10.1 of the Indenture, the Payment Date specified by the Administrator or the Issuer pursuant to Section 10.1 of the Indenture. “ Redemption Price ” means an amount equal to the sum of (a) the unpaid Note Balance of all Notes redeemed plus (b) accrued and unpaid interest thereon at the applicable Interest Rate for the Notes being so redeemed, up to but excluding the Redemption Date . “ Registered Holder ” means the Person in whose name a Note is registered on the Note Register on the related Record Date. “ Regular Allocation of Principal ” means, with respect to any Payment Date, an amount not less than zero equal to (1) the excess, if any, of (a) the Note Balance of the Notes as of such Payment Date (before giving effect to any principal payments made on the Notes on such Payment Date) over (b) (i) the Pool Balance as of the end of the related Collection Period less (ii) the Targeted Overcollateralization Amount minus (2) the sum of the First Allocation of Principal and the Second Allocation of Principal for such Payment Date . “ Related Security ” means, for any Receivable, (i) the security interest in the related Financed Vehicle, (ii) any rights to any proceeds from claims on any related Insurance Policy or refunds in connection with extended service agreements relating to such Receivable (if such Receivable became a Defaulted Receivable after the Cut - Off Date), (iii) any other property securing such Receivable and (iv) all proceeds of the foregoing. “ Repurchase Price ” means, with respect to any Repurchased Receivable, a price equal to the outstanding Principal Balance of such Receivable plus any unpaid accrued interest related to

753507398 23738694 A - 19 Definitions (ACMAT 2023 - 2) such Receivable accrued to and including the end of the Collection Period preceding the date that such Repurchased Receivable was purchased by Colonial or the Servicer, as applicable. “ Repurchased Receivable ” means a Receivable purchased by Colonial pursuant to Section 3.4 of the Purchase Agreement or by the Servicer pursuant to Section 3.6 of the Sale and Servicing Agreement. “ Reserve Account ” means the account designated as such, established and maintained pursuant to Section 4.1 of the Sale and Servicing Agreement. “ Reserve Account Draw Amount ” means, for any Payment Date, an amount equal to the lesser of (a) the Available Funds Shortfall Amount, if any, for such Payment Date and (b) the amount of cash or other immediately available funds on deposit in the Reserve Account (excluding any net investment earnings) on such Payment Date ; provided , however , that if such Payment Date is the Redemption Date, the “Reserve Account Draw Amount” shall mean an amount equal to the amount of cash or other immediately available funds on deposit in the Reserve Account on the Redemption Date . “ Reserve Account Excess Amount ” means, with respect to any Payment Date, an amount equal to the excess, if any, of (a) the amount of cash or other immediately available funds in the Reserve Account (excluding any net investment earnings) on that Payment Date, after giving effect to all deposits to and withdrawals from the Reserve Account on such Payment Date, over (b) the Specified Reserve Account Balance with respect to such Payment Date . “ Responsible Officer ” means, (a) with respect to the Indenture Trustee, the Backup Servicer, the Paying Agent, the Calculation Agent, any officer within the corporate trust department of such Person, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of such Person who customarily performs functions similar to those performed by the persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person’s knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of the Indenture, (b) with respect to the Owner Trustee or any officer within the Corporate Trust Office of the Owner Trustee including any vice president, assistant vice president, assistant treasurer, assistant secretary or any other officer customarily performing functions similar to those performed by any of the above designated officers and having direct responsibility for the administration of the Issuer, and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject and (c) with respect to the Servicer, the Administrator or Seller, any officer of such Person having direct responsibility for the transactions contemplated by the Transaction Documents, including the president, treasurer or secretary, or any vice president, assistant vice president, assistant treasurer, assistant secretary or any other officer customarily performing functions similar to those performed by any of the above designated officers and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject. “ Restricted Notes ” means any Note for which no Debt - For - Tax Opinion has been rendered on or after the later of (i) the Closing Date and (ii) the most recent date on which such

753507398 23738694 A - 20 Definitions (ACMAT 2023 - 2) Note was beneficially owned by the Issuer or the single beneficial owner of the Issuer for United States federal income tax purposes. “ Rule 144A ” means Rule 144A under the Securities Act and any successor rule thereto. “ Rule 144A Information ” means the information specified pursuant to Rule 144A(d)(4) of the Securities Act (or any successor provision thereto). “ S&P ” means S&P Global Ratings, or any successor that is a nationally recognized statistical rating organization. “ Sale and Servicing Agreement ” means the Sale and Servicing Agreement, dated as of the Closing Date, between the Issuer, the Seller, the Servicer, the Indenture Trustee, the Backup Servicer, the Calculation Agent and the Paying Agent, as the same may be amended, restated, modified or supplemented from time to time. “ Schedule of Receivables ” means the electronic data file of the Receivables transferred to the Issuer on the Closing Date on file with the Servicer. “ Second Allocation of Principal ” means, with respect to any Payment Date, an amount equal to (1) the excess, if any, of (a) the sum of the Class A Note Balance and the Class B Note Balance as of such Payment Date (before giving effect to any principal payments made on the Class A Notes and the Class B Notes on such Payment Date) over (b) the Pool Balance as of the end of the related Collection Period minus (2) the First Allocation of Principal for such Payment Date; provided , however , that the Second Allocation of Principal on and after the Final Scheduled Payment Date for the Class B Notes shall not be less than the amount that is necessary to reduce the Note Balance of the Class B Notes to zero (after the application of the First Allocation of Principal). “ Section 385 Controlled Partnership ” has the meaning set forth in Treasury Regulation Section 1.385 - 1(c)(1) for a “controlled partnership”. “ Section 385 Expanded Group ” has the meaning set forth in Treasury Regulation Section 1.385 - 1(c)(4) for an “expanded group.” “ Securities Act ” means the Securities Act of 1933, as amended. “ Seller ” means ACM Funding, LLC, a Delaware limited liability company, in its capacity as Seller under the Sale and Servicing Agreement. “ Servicer ” means, initially, America’s Car Mart, and any replacement Servicer appointed pursuant to the Sale and Servicing Agreement. “ Servicer Replacement Event ” means any one or more of the following that shall have occurred and be continuing: (a) any failure by the Servicer to deliver or cause to be delivered any required payment to the Indenture Trustee for distribution to the Noteholders, which failure continues

753507398 23738694 A - 21 Definitions (ACMAT 2023 - 2) unremedied for five (5) Business Days after discovery thereof by a Responsible Officer of the Servicer or receipt by the Servicer of written notice thereof from the Indenture Trustee or Noteholders evidencing at least 25% of the Note Balance, voting together as a single Class; (b) any failure by the Servicer to duly observe or perform in any respect any other of its covenants or agreements in the Sale and Servicing Agreement, which failure materially and adversely affects the rights of the Issuer or the Noteholders and which continues unremedied for 90 days after discovery thereof by a Responsible Officer of the Servicer or receipt by the Servicer of written notice thereof from the Indenture Trustee or Noteholders evidencing at least a majority of the aggregate Note Balance of all Outstanding Notes; provided , however , that no Servicer Replacement Event will result from the breach by the Servicer of any covenant for which the purchase of the affected Receivable is specified as the sole remedy pursuant to Section 3.6 of the Sale and Servicing Agreement; or (c) the Servicer suffers a Bankruptcy Event; provided , however , that (A) if any delay or failure of performance referred to in clause (a) above shall have been caused by force majeure or other similar occurrence, the five Business Day grace period referred to in such clause (a) shall be extended by an additional 60 calendar days and (B) if any delay or failure of performance referred to in clause (b) above shall have been caused by force majeure or other similar occurrence, the 90 day grace period referred to in such clause (b) shall be extended for an additional 60 calendar days. “ Servicing Centralization Expenses ” has the meaning set forth in Section 1.1 of the Backup Servicing Agreement. “ Servicing Fee ” means, for any Payment Date, the product of (A) one - twelfth, (B) the Servicing Fee Rate and (C) the Pool Balance as of the first day of the related Collection Period (or, in the case of the first Payment Date, as of the Cut - Off Date); provided , that in the case of the Successor Servicer, in no event will the Servicing Fee payable on any Payment Date be less than $5,000. “ Servicing Fee Rate ” means 4.00% per annum. “ Servicing Transition Costs ” has the meaning set forth in Section 1.1 of the Backup Servicing Agreement. “ Similar Law ” means any applicable law that is substantially similar to Title I of ERISA or Section 4975 of the Code. “ Simple Interest Method ” means the method of calculating interest due on a motor vehicle receivable on a daily basis based on the actual outstanding principal balance of the receivable on that date . “ Simple Interest Receivable ” means any motor vehicle receivable pursuant to which the payments due from the Obligors during any month are allocated between interest, principal and other charges based on the actual date on which a payment is received and for which interest is calculated using the Simple Interest Method .

753507398 23738694 A - 22 Definitions (ACMAT 2023 - 2) “ Specified Reserve Account Balance ” means, for any Payment Date, an amount equal to 2 . 00 % of the Pool Balance as of the Cut - Off Date ; provided , however , on any Payment Date after the Notes are no longer Outstanding following payment in full of the principal of and interest on the Notes, the “Specified Reserve Account Balance” shall be $ 0 . “ Sponsor ” means America’s Car Mart, Inc., an Arkansas corporation. “ Statutory Trust Statute ” means Chapter 38 of Title 12 of the Delaware Code, 12 Del. Code † 3801 et seq. “ Structuring Agent ” means ATLAS SP Securities, a division of Apollo Global Securities, LLC. “ Successor Servicer ” means, initially, the successor to America’s Car Mart under the terms of the Transaction Documents, and any replacement Servicer appointed thereafter pursuant to the Sale and Servicing Agreement. “ Supplemental Servicing Fees ” means any and all (i) late fees, (ii) extension fees, (iii) non - sufficient funds charges and (iv) any and all other administrative fees or similar charges allowed by applicable law with respect to any Receivable. “ Targeted Overcollateralization Amount ” means, for each Payment Date, 37.20% of the Pool Balance as of the Cut - Off Date. “ Tax Information ” means information and/or properly completed and signed tax certifications sufficient to eliminate the imposition of or to determine the amount of any withholding of tax, including FATCA Withholding, imposed on payments to the provider, and to allow the recipient to comply with any reporting or other obligations under any applicable tax law, including but not limited to Internal Revenue Service Form W - 9, W - 8BEN, W - 8BEN - E, W - 8ECI or W - 8IMY, as applicable, and any required supporting documentation. “ TIA ” or “ Trust Indenture Act ” means the Trust Indenture Act of 1939, as amended and as in force on the date hereof, unless otherwise specifically provided. “ Transaction Documents ” means the Indenture, the Notes, the Depository Agreement, the Sale and Servicing Agreement, the Purchase Agreement, the Administration Agreement, the Backup Servicing Agreement, the Trust Agreement and the Certificates, as the same may be amended or modified from time to time. “ Transferred Assets ” means (a) the Purchased Assets, (b) all of the Seller’s rights under the Purchase Agreement, including the rights to enforce the repurchase obligation of Colonial for breaches of the representations and warranties of Colonial set forth in Schedule II to the Purchase Agreement, and (c) all proceeds of the foregoing. “ Trust Account Property ” means the Trust Accounts, all amounts and investments held from time to time in any Trust Account (whether in the form of deposit accounts, Physical Property, book - entry securities, uncertificated securities or otherwise), and all proceeds of the foregoing.

753507398 23738694 A - 23 Definitions (ACMAT 2023 - 2) “ Trust Accounts ” means the Collection Account and the Reserve Account. “ Trust Agreement ” means the Amended and Restated Trust Agreement, dated as of the Closing Date, between the Depositor and the Owner Trustee, as the same may be amended, restated, modified or supplemented from time to time. “ Trust Estate ” means all money, accounts, chattel paper, general intangibles, goods, instruments, investment property and other property of the Issuer, including, without limitation, (i) the Receivables acquired by the Issuer under the Sale and Servicing Agreement, the Related Security relating thereto and Collections thereon after the Cut - Off Date, (ii) all Receivable Files, (iii) the rights of the Issuer to the funds on deposit from time to time in the Trust Accounts (including the Initial Reserve Account Deposit Amount) and any other account or accounts established pursuant to the Indenture or Sale and Servicing Agreement and all cash, investment property and other property from time to time credited thereto and all proceeds thereof (including investment earnings, net of losses and investment expenses, on amounts on deposit therein, other than as provided in Section 3.7 of the Sale and Servicing Agreement), (iv) the rights of the Seller, as buyer, under the Purchase Agreement, (v) the rights of the Issuer under the Sale and Servicing Agreement, the Backup Servicing Agreement and the Administration Agreement and (vi) all proceeds of the foregoing. “ UCC ” means, unless the context otherwise requires, the Uniform Commercial Code as in effect in the relevant jurisdiction, as amended from time to time. “ United States ” or “ USA ” means the United States of America (including all states, the District of Columbia, territories and political subdivisions thereof). “ Unrelated Amounts ” means (a) amounts deposited by the Servicer into the Collection Account but later determined by the Servicer to be mistaken or returned deposits or postings, (b) amounts deposited by the Servicer into the Collection Account as Collections but which were later determined by the Servicer to not constitute Collections with respect to the Receivables and (c) amounts received by the Servicer with respect to a Receivable that the Servicer is prohibited from depositing into the Collection Account or otherwise remitting to the Issuer by law or court order, the direction of a regulatory authority or regulatory guidance . “ U.S. Tax Person ” means a Person that is a “United States person” as defined in Section 7701(a)(30) of the Code, generally including: (a) a citizen or resident of the United States; (b) a corporation or partnership organized in or under the laws of the United States, any State or the District of Columbia; (c) an estate, the income of which is includible in gross income for United States tax purposes, regardless of its source; or (d) a trust if a U.S. court is able to exercise primary supervision over the administration of the trust and one or more U.S. Tax Persons have the authority to control all substantial decisions of the trust or a trust that has elected to be treated as a U.S. Tax Person.

753507398 23738694 A - 24 Definitions (ACMAT 2023 - 2) The foregoing definitions shall be equally applicable to both the singular and plural forms of the defined terms. Unless otherwise inconsistent with the terms of this Agreement, all accounting terms used herein shall be interpreted, and all accounting determinations hereunder shall be made, in accordance with GAAP. Amounts to be calculated hereunder shall be continuously recalculated at the time any information relevant to such calculation changes.